EXHIBIT 99.2
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                           STOCK PURCHASE AGREEMENT

                                 By and among

                              HEXCEL CORPORATION,

                           BERKSHIRE INVESTORS LLC,

                     BERKSHIRE FUND V, LIMITED PARTNERSHIP

                    BERKSHIRE FUND VI, LIMITED PARTNERSHIP

                         GREENBRIAR EQUITY FUND, L.P.

                                      and

                    GREENBRIAR CO-INVESTMENT PARTNERS, L.P.

                             ____________________

                         Dated as of December 18, 2002

                             ____________________




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                               TABLE OF CONTENTS

                                   ARTICLE I

                       AUTHORIZATION AND SALE OF SHARES

Section 1.1         Authorization........................................................................2
Section 1.2         Issuance and Sale of Shares..........................................................2

                                  ARTICLE II

                                    CLOSING

Section 2.1         Closing..............................................................................2
Section 2.2         Deliveries and Payments..............................................................3

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1         Organization; Subsidiaries...........................................................3
Section 3.2         Due Authorization....................................................................4
Section 3.3         Capitalization.......................................................................5
Section 3.4         SEC Reports..........................................................................6
Section 3.5         Financial Statements.................................................................6
Section 3.6         Consents; No Violations..............................................................7
Section 3.7         Compliance with Laws.................................................................8
Section 3.8         Absence of Certain Changes...........................................................9
Section 3.9         Litigation...........................................................................9
Section 3.10        Employee Matters; ERISA..............................................................9
Section 3.11        Section 203 of the DGCL; Takeover Statute...........................................10
Section 3.12        Real Property Holding Corporation; Investment Company; Public Utility
                    Holding Company.....................................................................10
Section 3.13        Brokers and Finders.................................................................11
Section 3.14        Registration and Qualification......................................................11
Section 3.15        Opinion of Financial Advisor........................................................11
Section 3.16        Negotiations with Third Parties.....................................................12
Section 3.17        Environmental Laws..................................................................12
Section 3.18        Title to Assets.....................................................................12
Section 3.19        Labor Relations.....................................................................13
Section 3.20        Intellectual Property...............................................................13
Section 3.21        Transactions with Affiliates........................................................14

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 4.1         Organization of the Investors.......................................................14
Section 4.2         Due Authorization...................................................................14
Section 4.3         Consents; No Violations.............................................................14
Section 4.4         Ownership of Capital Stock..........................................................15
Section 4.5         Investment..........................................................................15
Section 4.6         Rule 144............................................................................15
Section 4.7         Brokers and Finders; Transaction Expenses...........................................15
Section 4.8         No Arrangements with Respect to Company Securities..................................16
Section 4.9         Sufficient Funds....................................................................16


                                   ARTICLE V

                             CONDITIONS PRECEDENT

Section 5.1         Conditions to Obligations of the Investors and the Company..........................16
Section 5.2         Conditions to the Investors' Obligations............................................17
Section 5.3         Conditions to the Obligations of the Company........................................19

                                  ARTICLE VI

                                   COVENANTS

Section 6.1         Conduct of Business Pending the Closing.............................................20
Section 6.2         Amendment of Certificate of Incorporation and By-Laws of
                    the Company.........................................................................21
Section 6.3         Certain Payments....................................................................21
Section 6.4         Availability of Common Stock........................................................23
Section 6.5         Proxy Statement; Stockholder Approval...............................................23
Section 6.6         No Solicitation.....................................................................24
Section 6.7         HSR Act; Other Filings..............................................................26
Section 6.8         Consents; Approvals.................................................................26
Section 6.9         Debt Refinancing....................................................................27
Section 6.10        Listing.............................................................................27
Section 6.11        Cooperation.........................................................................27
Section 6.12        Execution and Delivery of Related Agreements........................................27
Section 6.13        Use of Proceeds.....................................................................27
Section 6.14        Investors' Access to Premises; Notices of Developments..............................27
Section 6.16        IRS Forms...........................................................................28

                                  ARTICLE VII

                                  TERMINATION

Section 7.1         Termination.........................................................................28
Section 7.2         Effect of Termination...............................................................30
Section 7.3         Termination Payment.................................................................30

                                 ARTICLE VIII

                                INDEMNIFICATION

Section 8.1         Survival of Representations and Warranties..........................................31
Section 8.2         Indemnification.....................................................................31
Section 8.3         Procedure for Indemnification.......................................................33
Section 8.4         Sole Remedy.........................................................................34

                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.1         Governing Law.......................................................................35
Section 9.2         Jurisdiction; Forum; Service of Process; Waiver of Jury Trial.......................35
Section 9.3         Successors and Assigns..............................................................35
Section 9.4         Entire Agreement; Amendment.........................................................36
Section 9.5         Notices.............................................................................36
Section 9.6         Certain Definitions.................................................................37
Section 9.7         Withholding.........................................................................40
Section 9.8         Counterparts........................................................................40
Section 9.9         Severability........................................................................40
Section 9.10        Titles and Subtitles................................................................40
Section 9.11        No Public Announcement..............................................................40
Section 9.12        Further Actions.....................................................................40
Section 9.13        Enforcement of Agreement............................................................41


                            INDEX OF DEFINED TERMS


Affiliate...............................................................................................40
Agreement................................................................................................1
Alternate Proposal......................................................................................27
beneficial ownership....................................................................................40
beneficially owns.......................................................................................40
Berkshire Investors......................................................................................1
Berkshire Partners......................................................................................23
Berkshire V..............................................................................................1
Berkshire VI.............................................................................................1
Board of Directors.......................................................................................5
Certificate of Incorporation.............................................................................2
Claim...................................................................................................35
Closing..................................................................................................3
Closing Date.............................................................................................3
Code....................................................................................................10
Common Stock............................................................................................40
Company..................................................................................................1
Company Charter Amendment................................................................................2
Company Disclosure Schedule..............................................................................4
Company Indemnified Person..............................................................................34
Consents................................................................................................28
Credit Agreement........................................................................................40
DGCL.....................................................................................................5
Encumbrances.............................................................................................4
Environmental Laws......................................................................................40
ERISA...................................................................................................10
ERISA Affiliate.........................................................................................10
Exchange Act............................................................................................40
Expenses................................................................................................24
Expiration Date.........................................................................................30
Fairness Opinions.......................................................................................12
GAAP.....................................................................................................7
Goldman Governance Agreement............................................................................41
Goldman Investors.......................................................................................41
Goldman Purchase Agreement..............................................................................41
Goldman Registration Rights Agreement...................................................................41
Governmental Entity.....................................................................................41
Greenbriar Co-Investment.................................................................................1
Greenbriar Equity........................................................................................1
Greenbriar Equity Group.................................................................................23
Hazardous Materials.....................................................................................41
Houlihan Lokey..........................................................................................12
HSR Act.................................................................................................17
Indemnifying Party......................................................................................35
Indemnitee..............................................................................................35
Investor Indemnified Person.............................................................................33
Investor Managers.......................................................................................23
Investors................................................................................................1
Knowledge...............................................................................................41
Laws.....................................................................................................9
Licenses.................................................................................................9
Litigation...............................................................................................9
Losses..................................................................................................41
Material Adverse Effect.................................................................................42
Notice of Superior Proposal.............................................................................27
NYSE.....................................................................................................5
PCX......................................................................................................5
Permitted Transferee....................................................................................42
Person..................................................................................................42
Plans...................................................................................................10
Proceeding..............................................................................................37
Proxy Statement.........................................................................................25
Purchase Price...........................................................................................2
Registration Rights Agreement............................................................................1
Related Agreements.......................................................................................1
Restated Company By-Laws.................................................................................2
Restated Goldman Governance Agreement...................................................................19
Restated Goldman Registration Rights Agreement..........................................................19
SEC......................................................................................................6
SEC Reports..............................................................................................6
Securities Act...........................................................................................6
Selected Courts.........................................................................................37
Senior Debt Refinancing.................................................................................18
Series A Certificate of Designations.....................................................................1
Series A Preferred Shares................................................................................1
Series A Preferred Stock.................................................................................1
Series B Certificate of Designations.....................................................................1
Series B Preferred Shares................................................................................1
Series B Preferred Stock.................................................................................1
Shares...................................................................................................1
Significant Subsidiaries................................................................................42
Special Meeting.........................................................................................24
Stockholder Approval....................................................................................18
Stockholders Agreement...................................................................................1
Subsidiary..............................................................................................42
Superior Proposal.......................................................................................28
Termination Payment.....................................................................................33
Transaction Fee.........................................................................................23
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Exhibits

Exhibit A  --  Form of Series A Preferred Stock Certificate of Designations
Exhibit B  --  Form of Series B Preferred Stock Certificate of Designations
Exhibit C  --  Form of Stockholders Agreement
Exhibit D  --  Form of Registration Rights Agreement
Exhibit E  --  Company Charter Amendment
Exhibit F  --  Restated Company By-Laws
Exhibit G  --  Terms of Senior Debt Restructuring
Exhibit H  --  Form of the Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit I  --  Summary Terms of Equity Incentive Plans
Exhibit J  --  Form of Press Release

                           STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (this "Agreement"), is entered into as of December 18, 2002, by and among Hexcel Corporation, a Delaware corporation (the "Company"), Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Equity"), Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), and Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire LLC" and, together with Greenbriar Equity, Greenbriar Co-Investment, Berkshire V, Berkshire VI and the permitted designees of Berkshire V and Berkshire VI under Section 1.2 of this Agreement, the "Investors").

                             W I T N E S S E T H :

                  WHEREAS, on the terms and subject to the conditions hereof, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, (i) an aggregate of 77,875 shares (the "Series A Preferred Shares") of Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series A Convertible Preferred Stock attached hereto as Exhibit A (the "Series A Certificate of Designations") and
(ii) an aggregate of 77,875 shares (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Shares") of Series B Convertible Preferred Stock, without par value (the "Series B Preferred Stock"), of the Company having the terms set forth in the Certificate of Designations of the Series B Convertible Preferred Stock attached hereto as Exhibit B (the "Series B Certificate of Designations"), for an aggregate purchase price of $77,875,000; and

                  WHEREAS, in connection with the transactions contemplated by this Agreement, at the Closing (as defined in Section 2.1 below), the Company and the Investors will enter into (A) with Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., a Stockholders Agreement in the form of Exhibit C hereto (the "Stockholders Agreement") and (B) a Registration Rights Agreement in the form of Exhibit D hereto (the "Registration Rights Agreement", and, together with the Stockholders Agreement, the "Related Agreements"); and

                  WHEREAS, on the terms and subject to the conditions hereof, at the Closing, (i) the Certificate of Incorporation of the Company (as amended from time to time, the "Certificate of Incorporation") will be amended substantially as set forth in the form of amendment attached as Exhibit E hereto (the "Company Charter Amendment"), and (ii) the By-Laws of the Company will be amended and restated so as to read substantially in the form attached hereto as Exhibit F (the "Restated Company By-Laws").

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                  ARTICLE I

                       AUTHORIZATION AND SALE OF SHARES

         Section 1.1 Authorization. Subject to obtaining the Stockholder Approval (as defined in Section 5.1(c) below), the Company has heretofore authorized the issuance and sale of the Shares to the Investors at the Closing pursuant to this Agreement.

         Section 1.2 Issuance and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing, in reliance on the representations and warranties of the Investors contained herein, the Company shall issue and sell to each Investor and, in reliance on the representations and warranties of the Company contained herein, each such Investor shall purchase from the Company, the number of Shares indicated on Schedule 1.2 hereto opposite such Investor's name, for an aggregate purchase price of $77,875,000 ("Purchase Price"); provided, that each of Berkshire V and Berkshire VI shall be entitled to assign its right to acquire the Shares to be purchased by such Investor to its wholly-owned subsidiary by delivering written notice of such reallocation to the Company not less than two business days prior to the Closing so long as such assignment does not (i) change the total number of Series A Preferred Shares and Series B Preferred Shares being acquired hereunder or the aggregate Purchase Price or (ii) affect the accuracy of the Investors' representations contained in Article IV hereof; provided, further, that (A) such assignment shall not release such Investor from any of its obligations under this Agreement and (B) that any wholly-owned subsidiary of Berkshire V or Berkshire VI which purchases Shares pursuant to this Section
1.2 shall transfer any Shares so purchased to any of Berkshire V or Berkshire VI within 90 days of the Closing.

                                  ARTICLE II

                                    CLOSING

         Section 2.1 Closing. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as shall be mutually agreed to by the Company and the Investors, but in no event later than two business days following the date of the Stockholder Approval, subject to satisfaction or waiver of all of the conditions set forth in Article V (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, or at such other place as agreed to by the Company and the Investors.

         Section 2.2 Deliveries and Payments.

                  (a) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, the Company shall deliver to each Investor against payment of the Purchase Price: (i) one certificate representing the appropriate number of Series A Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (ii) one certificate representing the appropriate number of Series B Preferred Shares registered in the name of such Investor as set forth on Schedule 1.2; (iii) each of the certificates, instruments and agreements required to be delivered by the Company pursuant to
Article V hereof; (iv) filed copies of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations certified by the Delaware Secretary of State; (v) such other documents as the Investors may reasonably request in connection with the Closing; and (vi) payment of fees and expenses due each Investor at the Closing pursuant to Section 6.3 hereof by wire transfer of immediately available funds to an account or accounts designated by the Investors prior to the Closing.

                  (b) Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, each of the Investors shall deliver to the
Company: (i) payment of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company prior to the Closing, for the Shares to be purchased by such Investor; (ii) each of the certificates, instruments and agreements required to be delivered by each of the Investors pursuant to Article V hereof; and (iii) such other documents as the Company may reasonably request in connection with the Closing.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Investors, as of the date hereof and as of the Closing, as follows:

         Section 3.1 Organization; Subsidiaries.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to so qualify or be licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         (b) Each Significant Subsidiary is a corporation, limited liability company, limited partnership or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as it is now being conducted except where the failure to be in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.1(b) of the disclosure schedule delivered by the Company to the Investors on the date hereof (the "Company Disclosure Schedule"), (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Significant Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary, or any contract, agreement or other commitment of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries and except as set forth on Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

         Section 3.2 Due Authorization.

         (a) The Company has all right, corporate power and authority to enter into this Agreement and the Related Agreements, and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Related Agreements, and the compliance by the Company with each of the provisions of this Agreement and the Related Agreements (i) are within the corporate power and authority of the Company, and (ii) subject to obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action of the Company. This Agreement has been, and each of the Related Agreements, when executed and delivered by the Company, will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and each of the Related Agreements, when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The Restated Company By-Laws have been duly adopted by the Board of Directors of the Company (the "Board of Directors") and will be effective upon the Closing.

         (b) The Shares have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. At the Closing, no further approval or authority of the stockholders or the Board of Directors under the Delaware General Corporation Law (the "DGCL"), the rules of the New York Stock Exchange (the "NYSE") or the consent of any other party will be required for the issuance of the Shares. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized by the Company and, when issued upon conversion of the Shares in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as appropriate, will be validly issued, fully paid and nonassessable. At the Closing, the shares of Common Stock issuable upon conversion of the Shares at the initial conversion price will be reserved for issuance, and no further approval or authority of the stockholders or the Board of Directors under the DGCL, the rules of the NYSE or the consent of any other party, other than the approval of the NYSE and the Pacific Exchange, Inc. (the "PCX") of the listing of such shares of Common Stock on the NYSE and PCX, will be required for such issuance of Common Stock. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Shares or the issuance of shares of Common Stock issuable upon conversion of the Shares other than such rights held pursuant to the Goldman Governance Agreement, the Restated Goldman Governance Agreement and the Stockholders Agreement.

         Section 3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of December 13, 2002, 38,419,559 shares were issued and outstanding excluding 1,204,358 shares of Common Stock held in the Company's treasury as of such date, (ii) 20,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and not subject to the preemptive or other similar rights of the stockholders of the Company, other than such rights held pursuant to the Goldman Governance Agreement, the Restated Goldman Governance Agreement and the Stockholders Agreement. As of the date hereof, there is outstanding (i) $46,935,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Notes due 2003, which notes are convertible into 2,968,690 shares of Common Stock and (ii) $22,750,000 in aggregate principal amount of the Company's 7.0% Convertible Subordinated Debentures, due 2011, which notes are convertible into 740,559 shares of Common Stock. Except as described in the SEC Reports (as defined below) filed prior to the date hereof and other than pursuant to stock incentive plans approved by the Board of Directors, the Stockholders Agreement, the Goldman Governance Agreement and the Restated Goldman Governance Agreement, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any contract or agreement of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Other than as set forth on
Section 3.3 of the Company Disclosure Schedule, (i) the Company has no currently existing agreement to register any securities under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities law and has not granted registration rights to any Person or entity which have not expired and (ii) there are no voting trusts, stockholders agreements, proxies or other contracts or agreements or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of Common Stock.

         Section 3.4 SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") under the Exchange Act or otherwise since January 1, 1999, and made available to the Investors complete copies of all annual reports, proxy statements and other reports filed by the Company with the SEC, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was, on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the applicable Law and did not, on the date of its filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 3.5 Financial Statements. The consolidated financial statements of the Company (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, stockholders' equity, comprehensive income and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim statements, for the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except for (i) liabilities and obligations reflected or disclosed in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001, or the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2002, or the footnotes thereto, (ii) liabilities and obligations incurred in the ordinary course of business since September 30, 2002, or (iii) liabilities and obligations which, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

         Section 3.6 Consents; No Violations(a). (a) Except as set forth in
Section 3.6(a) of the Company Disclosure Schedule, the execution, delivery or performance by the Company of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) assuming the effectiveness of the Company Charter Amendment, the Series A Certificate of Designations, the Series B Certificate of Designations and the Restated Company By-Laws, conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of its Subsidiaries, (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (A) any Law or (B) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except where such breach, violation or default, creation of an Encumbrance, or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect or (iii) except for (A) the filing of the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations with the Secretary of State of the State of Delaware, (B) the approval of the NYSE and the PCX of the listing of the shares of Common Stock issuable upon conversion of the Shares on the NYSE and PCX, (C) the Stockholder Approval and the filing with the SEC of the Proxy Statement (as defined below) relating thereto, (D) any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e), and (E) any filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Person which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of its Subsidiaries.

         (b) At the date hereof and at the Closing Date, the acquisition of shares of Common Stock by any Investor in accordance with Section 3.01(e) of the Stockholders Agreement (i) will not conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or
(ii) will not constitute, with or without notice or the passage of time or both, a breach, violation or default, or create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under any Law or any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, or (iii) is not prohibited by any agreement or instrument referenced in clause (ii).

         (c) Except as set forth in the Stockholders Agreement and the Debt Instruments (as such term is defined in the Stockholders Agreement), at the date hereof, any acquisition of debt securities of the Company by an Investor
(i) will not conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries, as in effect on the date hereof or (ii) will not constitute, with or without notice or the passage of time or both, a breach, violation or default, or create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under any Law or any provision of any material agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, in each case as in effect on the date hereof, or (iii) is not prohibited by any agreement or instrument referenced in clause (ii).

         Section 3.7 Compliance with Laws. Except as disclosed in the SEC Reports filed prior to the date hereof, the Company and its Subsidiaries are, and since January 1, 2000, have been, in compliance in all material respects with all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, injunctions, judgments, decrees and bodies of law (collectively, "Laws"), and the Company and its Subsidiaries possess all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties (collectively, "Licenses"), except where such noncompliance or failure to possess, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. All of such Licenses are valid and in full force and effect, and the Company and its Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses except where such suspension or cancellation of such Licenses or the noncompliance with such Licenses, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. In the conduct of its business, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 3.8 Absence of Certain Changes. Since June 30, 2002, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         Section 3.9 Litigation.

         (a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date hereof, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which
(i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The statements contained on Schedule 3.9(a) hereto are true and correct as of the date hereof.

         (b) Except as disclosed in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.10 Employee Matters; ERISA.

         (a) All (i) "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any "multiemployer plan," as defined in Section 3(37)(A) of ERISA, maintained or contributed to by the Company or any of its Subsidiaries and
(ii) other plans, agreements or arrangements relating to compensation or employee benefits pursuant to which the Company or any of its Subsidiaries may have any material liability (collectively, the "Plans"), are in compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and its Subsidiaries do not have any liabilities or obligations (other than liabilities and obligations for benefits payable in the ordinary course) with respect to any Plan, whether or not accrued, contingent or otherwise, except (a) as described in any of the SEC Reports filed prior to the date hereof or previously disclosed in writing to the Investors and (b) for instances of noncompliance or liabilities or obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except such of the following as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (x) neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code or Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA and no conditions exist that could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (y) no "employee benefit plan" maintained or contributed to by the Company or any ERISA Affiliate, other than a "multiemployer plan" as defined in Section 3(37)(A) of ERISA, has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. As to any "multiemployer plan" maintained or contributed to by the Company or any of its Subsidiaries or ERISA Affiliate of the Company, neither the Company nor any ERISA Affiliate has any Knowledge (a) that such plan is not in substantial compliance with the applicable provisions of ERISA and the Code; or (b) that such plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

         (b) Each Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and, to the Company's Knowledge, nothing has occurred which may reasonably be expected to result in the revocation of such determination.

         (c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan (or related trust), trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee or director of the Company or any subsidiary of the Company, or (ii) result in the triggering or imposition of any material restrictions or limitations on the right of the Company or any of its Subsidiaries to amend or terminate any Plan.

         Section 3.11 Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution by the Investors of this Agreement or the consummation of any of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

         Section 3.12 Real Property Holding Corporation; Investment Company; Public Utility Holding Company. The Company is not, and has not been at any time during the past five years, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries is an "investment company" or a "company controlled by an investment company" or an "affiliated person" or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.13 Brokers and Finders. Except as set forth in Section 3.13 of the Company Disclosure Schedule, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

         Section 3.14 Registration and Qualification.

         (a) Assuming the accuracy of the representations and warranties made by the Investors set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investors in the manner contemplated by this Agreement to register the Shares, or the shares of Common Stock issuable upon conversion of the Shares, under the Securities Act or the securities laws of any state thereof.

         (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Shares and require any of the Shares to be registered under the Securities Act. None of the Company, its Subsidiaries or any person acting on its or any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Shares.

         Section 3.15 Opinion of Financial Advisor. The Board of Directors has received the opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey"), financial advisor to the Board of Directors, to the effect that, as of the date of each such opinion, (i) the transactions contemplated by this Agreement and the Goldman Purchase Agreement are fair, from a financial point of view to the Company and its public stockholders, other than the Investors and the Goldman Investors and (ii) the transactions contemplated by this Agreement and the Goldman Purchase Agreement are fair, from a financial standpoint to the Company and its Restricted Subsidiaries (as such term is defined in the Indenture, dated January 21, 1999, between the Company and The Bank of New York, as trustee, relating to the issuance of the Company's 9-3/4% Senior Subordinated Notes due 2009) (together, the "Fairness Opinions").

         Section 3.16 Negotiations with Third Parties. Except in connection with the transactions contemplated by this Agreement and the Goldman Purchase Agreement and subject to Section 6.6, the Company is not as of the date hereof, and since November 8, 2002, has not been, directly or indirectly, negotiating, seeking to negotiate or otherwise engaging in discussions with any Person (other than with respect to the restructuring transactions set forth in Section 6.1 of the Company's Disclosure Schedule) relating to (a) an acquisition of greater than 20% of the Common Stock, (b) a tender or exchange offer for the Common Stock, (c) a merger, consolidation or other business combination involving the Company or any of its material Subsidiaries, or (d) an offer to acquire in any manner a greater than 20% equity interest in the Company, or more than 20% of the assets of the Company and its Subsidiaries, taken as a whole.

         Section 3.17 Environmental Laws. Except as set forth in Section 3.17 of the Company Disclosure Schedule and except as disclosed in the SEC Reports filed prior to the date hereof, each of the Company and its Subsidiaries is in compliance with all Environmental Laws applicable to such entity or its business except for such non-compliances as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received written notice of, or is aware of, any violation or alleged violation, or any liability or asserted liability, under any Environmental Law, with respect to such entity or its business or its premises which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability for environmental clean-up, removal, remediation, or damages, except for such environmental clean-up, removal, remediation, or damages, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.18 Title to Assets. Except for such encumbrances which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title, subject only to the encumbrances not prohibited by the Credit Agreement, to all personal property purported to be owned by it and to all property reflected in the most recent balance sheet referred to in Section 3.5 (except as sold or otherwise disposed of in the ordinary course of business as no longer used or useful in the conduct of the business). Except as had not had and would not reasonably be expected to have a Material Adverse Effect, each material lease of real and personal property to which the Company or any of its Subsidiaries is a party is in full force and effect and, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, is not subject to termination because of default or otherwise.

         Section 3.19 Labor Relations. As of the date hereof, the Company represents that, to its Knowledge, except as set forth in Section 3.19 of the Company Disclosure Schedule, (a) except for such strikes as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, no strikes against either the Company or its Subsidiaries are pending or, to the Company's Knowledge, threatened, and no other labor disputes that, individually or in the aggregate, have not had and would reasonably be expected to have a Material Adverse Effect are pending or, to the Company's Knowledge, threatened; (b) except as have not had and would not reasonably be expected to have a Material Adverse Effect, hours worked by and payment made to employees of the Company or any of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) except as have not had and would not reasonably be expected to have a Material Adverse Effect, all payments due from either the Company or its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such entity; (d) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement, except for any collective bargaining agreement, management agreement, consulting agreement or any employment agreement as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; (e) except as has not had and would not reasonably be expected to have a Material Adverse Effect, there is no organizing activity involving either the Company or its Subsidiaries pending or, to either the Company or its Subsidiaries' Knowledge, threatened by any labor union or group of employees; (f) except as have not had and would not reasonably be expected to have a Material Adverse Effect, there are no representation proceedings pending or, to the Company's Knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of either the Company or its Subsidiaries has made a pending demand for recognition; and (g) there are no complaints or charges against either the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by either the Company or its Subsidiaries of any individual which, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         Section 3.20 Intellectual Property. Each of the Company and its Subsidiaries owns or is licensed or otherwise possesses sufficient rights to use and transfer such rights in all the patents, trademarks, service marks, trade names, copyrights, know-how, franchises, software and software licenses used in or necessary for the operation of its business as currently conducted, except where such failure to own, license or possess the right to use and transfer, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

         Section 3.21 Transactions with Affiliates. Except as set forth in
Section 3.21 of the Company Disclosure Schedule or the SEC Reports filed prior to the date hereof and except for events (or series of related matters) as to which the amounts involved are not material to the Company, since the Company's proxy statement dated April 2, 2002, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each Investor hereby represents and warrants to the Company, solely as to itself, separately and not jointly, as of the date hereof and as of the Closing, as follows:

         Section 4.1 Organization of the Investors. Such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as it is now being conducted.

         Section 4.2 Due Authorization. Such Investor has all right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and each of the Related Agreements, and the compliance by such Investor with each of the provisions of this Agreement and the Related Agreements (a) are within the power and authority of such Investor and (b) have been duly authorized by all necessary action on the part of such Investor. This Agreement has been, and each of the Related Agreements when executed and delivered by such Investor at the Closing in accordance with the terms of this Agreement will be, duly and validly executed and delivered by such Investor, and this Agreement constitutes, and each of the Related Agreements when executed and delivered by such Investor will constitute, a valid and binding agreement of such Investor enforceable against such Investor in accordance with its respective terms except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

         Section 4.3 Consents; No Violations. Neither the execution, delivery or performance by such Investor of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby or thereby will
(a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such Investor, (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which such Investor is a party or pursuant to which such Investor or its assets or properties is subject, or (c) except for any required filing under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof, and filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any Governmental Entity or any other Persons which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of such Investor.

         Section 4.4 Ownership of Capital Stock. Neither such Investor nor any of its respective subsidiaries, directors, officers or members beneficially owns, directly or indirectly, any capital stock of the Company or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of the Company or any security convertible into capital stock of the Company, other than this Agreement and the Related Agreements.

         Section 4.5 Investment.

         (a) Such Investor is acquiring Shares for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. Such Investor understands that the Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

         (b) Such Investor's financial condition and investments are such that it is in a position to bear the economic risks of the investment and withstand the complete loss of the investment. Such Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in such Shares.

         (c) Such Investor qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

         Section 4.6 Rule 144. Such Investor acknowledges that the Shares to be purchased by such Investor must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

         Section 4.7 Brokers and Finders; Transaction Expenses. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with such Investor.

         Section 4.8 No Arrangements with Respect to Company Securities. Except for arrangements, agreements or understandings between and among the Investors and their Affiliates, none of the Investors or any of their respective Affiliates has any arrangement, agreement or understanding with any other Person (other than arrangements, agreements or understandings (A) with the Company and (B) among each other) for the purpose of acquiring, holding, voting or disposing of beneficial ownership of securities of the Company.

         Section 4.9 Sufficient Funds. Such Investor has available, or has obtained commitments for, sufficient funds to acquire its portion of the Shares to be purchased pursuant to this Agreement.

                                  ARTICLE V

                             CONDITIONS PRECEDENT

         Section 5.1 Conditions to Obligations of the Investors and the Company. The respective obligations of each of the Investors and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) HSR Approval. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if any, relating to the transactions contemplated by this Agreement shall have been terminated or shall have expired.

         (b) Laws. No Laws shall be in effect which prohibit the consummation of the transactions contemplated hereby.

         (c) Stockholder Approval. The approval of holders of the requisite number of the shares of Common Stock outstanding on the record date for the Special Meeting (as defined below) in accordance with the requirements of the DGCL and the rules of the NYSE and PCX, as applicable, shall have been received for (i) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (ii) the issuance and sale of 47,125 shares of Series A Preferred Stock and 47,125 shares of Series B Preferred Stock to the Goldman Investors pursuant to the Goldman Purchase Agreement and
(iii) the Company Charter Amendment (the "Stockholder Approval").

         (d) Senior Debt Restructuring. The Company shall have consummated a refinancing or restructuring of its Credit Agreement (the "Senior Debt Refinancing") on terms and conditions no less favorable to the Company than those set forth in Exhibit G hereto.

         (e) Foreign Governmental and Regulatory Filings. The Company and/or the Investors shall have made any material foreign governmental and regulatory filings, given all material notices and obtained any material approvals that the Company and the Investors reasonably agree are required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements.

         (f) NYSE and PCX Listing. The shares of Common Stock issuable upon conversion of the Shares shall have been approved for listing on the NYSE and PCX, subject to official notice of issuance.

         (g) Receipt of Proceeds. The Company shall have received or shall receive simultaneously with the Closing gross proceeds (before giving effect to the payment of fees and expenses) of not less than $47,125,000 from simultaneous issuances of its Series A Preferred Stock and Series B Preferred Stock to parties other than the Investors on the terms provided to the Investors on the date hereof.

         Section 5.2 Conditions to the Investors' Obligations. The obligation of each of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date, (ii) in the case of any of the representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and
Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect, (iii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21, which shall be true and correct in all material respects on each such date (except to the extent statements in such representations and warranties are qualified by "materiality" or "Material Adverse Effect", which statements shall be true and correct in all respects on each such date), and (iv) for changes specifically permitted by this Agreement.

         (b) Performance of Obligations. The Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by it under this Agreement at or prior to the Closing.

         (c) Director Resignation. A director of the Company shall have resigned from the Board of Directors effective as of the Closing.

         (d) Officer's Certificates. The Company shall have delivered to the Investors a certificate signed by its chief executive officer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the effect that the conditions set forth in Sections 5.2(a), 5.2(b) and 5.2(c) have been satisfied.

         (e) Material Adverse Effect. Since June 30, 2002, there shall not have occurred any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         (f) Related Agreements. At or prior to the Closing, the Company shall have delivered to each of the Investors originals of each of (i) the Related Agreements, (ii) the Amended and Restated Governance Agreement, dated as of the Closing Date, among the Company, the Goldman Investors and the other parties signatory thereto (the "Restated Goldman Governance Agreement") and
(iii) the Amended and Restated Registration Rights Agreement, dated as of the Closing Date, among the Company, the Goldman Investors and the other parties signatory thereto (the "Restated Goldman Registration Rights Agreement"), in each case, duly executed by the Company and each of the other parties thereto.

         (g) Other Deliveries. The Company shall have made the deliveries set forth in Section 2.2(a) hereof. Items delivered pursuant to Section 2.2(a)(v) shall include, without limitation, (i) a resolution of the Board of Directors affirmatively determining that no relationship has been created between the Company and either of Joel S. Beckman or Robert J. Small solely by virtue of this Agreement and the Related Agreements which would preclude the Board of Directors from determining that either of Joel S. Beckman or Robert J. Small is an independent director under the NYSE's proposed corporate governance rules (in the form filed with the SEC on August 16, 2002 and without giving effect to any subsequent amendment of such proposal or rules), and (ii) a certificate of the Company's Chief Executive Officer and Chief Financial Officer certifying that the transactions contemplated by this Agreement do not violate the terms of the Senior Debt Refinancing, and as to such officers' good faith belief, based on projections prepared by the Company using assumptions believed to be reasonable in good faith, that the Company will be able to satisfy the financial covenants contained in the Senior Debt Financing, or such similar certifications as are reasonably acceptable to the Investors.

         (h) Certificates of Designations. Each of the Series A Certificate of Designations and the Series B Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware, shall have become effective and shall be in full force and effect.

         (i) Legal Opinion. The Investors shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the Closing Date and addressed to each Investor, in the form attached hereto as Exhibit H.

         (j) Financing Document Amendments. The Company shall have not amended, modified, waived, terminated or otherwise altered in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person with respect to an investment in shares of Series A Preferred Stock and Series B Preferred Stock and the rights and obligations incident thereto without the Investors' consent.

         Section 5.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Representations and Warranties. All of the representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except (i) to the extent expressly made as of an earlier date, in which case as of such date and (ii) in the case of the representations and warranties set forth in Sections 4.1, 4.2 and 4.8, which shall be true and correct in all respects on each such date.

         (b) Performance of Obligations. The Investors shall have performed, satisfied and complied with, in all material respects, all covenants and agreements set forth in this Agreement required to be performed by any of them under this Agreement at or prior to the Closing.

         (c) Officers' Certificates. Each of the Investors shall have delivered to the Company a certificate signed by an authorized signatory thereof, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that the conditions set forth in Section 5.3(a) and 5.3(b) have been satisfied.

         (d) Related Agreements. At or prior to Closing, the Investors shall have delivered to the Company originals of the Related Agreements duly executed by each of the Investors.

         (e) Other Deliveries. The Investors shall have made the deliveries set forth in Section 2.2(b) hereof.

         (f) Legal Opinion. The Company shall have received an opinion of Ropes & Gray, special counsel to the Investors, dated the Closing Date and addressed to the Company, in a form reasonably acceptable to the Company.

                                  ARTICLE VI

                                   COVENANTS

         Section 6.1 Conduct of Business Pending the Closing. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (A) unless the Investors otherwise agree in writing, (B) except as set forth in Section 6.1 of the Company Disclosure Schedule or (C) except for those actions specifically set forth in Sections 2.06(i), (ii) or (iii) of the Stockholders Agreement, in the form attached hereto as Exhibit C, which are permitted to be taken by the Company or its Significant Subsidiaries without the approval of a majority of the directors to be appointed by the Investors to the Board of Directors, the Company shall, and shall cause each of its Significant Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other persons with which it has significant business relationships; (iii) use its reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (vi) comply in all material respects with applicable Laws. Notwithstanding the foregoing and except as expressly contemplated by this Agreement or as set forth on Section 6.1 of the Company Disclosure Schedule, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of its Significant Subsidiaries not to, do any of the following without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed:

         (a) amend the Certificate of Incorporation or bylaws or other organizational documents except as contemplated by this Agreement;

         (b) become liable in respect of any guarantee or incur, assume or otherwise become liable in respect of any debt, except for guarantees or borrowings in the ordinary course of business as permitted under the Credit Agreement;

         (c) make any declaration, setting aside or payment of any dividend or other distribution with respect to, or any repurchase, redemption, early repayment or other acquisition of, any of its capital stock, securities directly or indirectly convertible into capital stock, or debt instruments, except as required by the terms thereof;

         (d) take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article III (as modified by any section of the Company Disclosure Schedule relating thereto) becoming false or inaccurate in any material respect as of, or at any time prior to, the Closing Date or (ii) any of the conditions to the obligations of the Investors set forth in Section 5.2(a) or (b) not being satisfied;

         (e) amend, modify, waive, terminate or otherwise alter in any material respect the provisions, terms or conditions of any other agreements between the Company and any other Person that has committed to purchase shares of Series A Preferred Stock and Series B Preferred Stock or any agreements to be entered into in connection therewith; or

         (f) agree to take any of the actions restricted by this Section 6.1.

                  Notwithstanding the foregoing, nothing in this Section 6.1 shall in any way be deemed to restrict or prohibit the Company's or its Subsidiaries' ability to (i) pay fees to the lenders under the Credit Agreement, (ii) enter into waivers with respect to the Credit Agreement, (iii) amend the Credit Agreement (consistent with Section 5.1(d)), or (iv) take any other action with respect to the Credit Agreement in accordance with past practice or in the ordinary course of business.

         Section 6.2 Amendment of Certificate of Incorporation and By-Laws of the Company. At or prior to the Closing and subject to the Stockholder Approval, the Company shall cause the Company Charter Amendment, the Series A Certificate of Designations and the Series B Certificate of Designations to be filed with the Secretary of State of Delaware and shall cause the Restated Company By-laws to become effective. The Company shall use its reasonable best efforts to ensure that the Restated Company By-Laws will not be inconsistent, at any time, with any of the terms and provisions contained in the Stockholders Agreement for so long as such agreement is in effect.

         Section 6.3 Certain Payments.

         (a) The Company shall, on the date set forth below, pay to each of Berkshire Partners LLC, a Massachusetts limited liability company ("Berkshire Partners") and Greenbriar Equity Group LLC, a Delaware limited liability company ("Greenbriar Equity Group" and together with Berkshire Partners, the "Investor Managers"), such portion of a transaction fee equal to $1,500,000 in the aggregate, subject to reduction pursuant to Section 6.3(a)(ii) below (the "Transaction Fee"), as is set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto:

         (i) at the Closing, against receipt from each Investor of the Purchase Price payable by such Investor pursuant to Section 2.2(b) hereof; or

         (ii) immediately upon termination of this Agreement; provided that if this Agreement is terminated by (A) any of the Investors as a result of the failure to satisfy the condition set forth in Section 5.2(e) of this Agreement or due to any inaccuracy of a representation or warranty which inaccuracy is due to an event occurring after the date hereof which is a Material Adverse Effect, no Transaction Fee shall be payable, (B) the Company pursuant to
Section 7.1(c)(ii) as a result of a breach or failure to perform by any of the Investors, no Transaction Fee shall be payable, (C) either the Company or the Investors pursuant to Section 7.1(b)(iii), the Transaction Fee payable by the Company to the Investor Managers shall be equal to $750,000, or (D) either the Company or the Investors as a result of the failure to satisfy any of the conditions set forth in Sections 5.1(a), (b), (d), (e) or (f) (provided, the Investors' failure to fulfill any obligation under this Agreement was not the cause of, or did not result in the failure of such condition), the Transaction Fee payable by the Company to the Investor Managers shall be equal to $750,000. Any payment pursuant to this Section 6.3(a)(ii) shall be paid in immediately available funds within two (2) business days of a termination of this Agreement.

         (b) Upon the execution of this Agreement, the Company shall pay to the Investor Managers an aggregate amount equal to (A) $550,000 (which amount is intended to approximate the Investors' expenses incurred solely in connection with the transactions contemplated by this Agreement through September 11, 2002) plus (B) 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred by the Investors after September 11, 2002 and on or prior to the date hereof solely in connection with the transactions contemplated by this Agreement. Upon the earlier to occur of (x) the Closing, or (y) two (2) business days following termination of this Agreement, the Company shall pay to the Investor Managers an aggregate amount equal to (A) 50% of all reasonable, documented out-of-pocket legal, travel and accounting expenses incurred by the Investors after September 11, 2002 and on or prior to the date hereof solely in connection with the transactions contemplated by this Agreement plus (B) all reasonable, documented out-of-pocket legal, travel and accounting expenses (including, without limitation, filing fees incurred with respect to any filing made under the HSR Act by the Investors) incurred by the Investors solely in connection with the transactions contemplated by this Agreement after the date hereof and on or prior to the earlier to occur of (1) the Closing Date or (2) the date of the termination of this Agreement (collectively, the amounts referred to in the first two sentences of this Section 6.3(b) are referred to as the "Expenses"); provided, however, that in the event that the Company terminates this Agreement pursuant to Section 7.1(c)(ii) as a result of a breach or a failure to perform by any of the Investors of this Agreement, the term "Expenses" shall not include any expenses incurred by the Investors after the date of this Agreement. The amounts payable by the Company to the Investor Managers pursuant to this Section 6.3(b) shall be allocable among the Investor Managers in proportion to the amounts set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto.

         (c) The provisions of this Section 6.3 supercede and replace the provisions of the expense reimbursement letter, dated October 22, 2002, between the Company and Greenbriar Equity Group LLC.

         Section 6.4 Availability of Common Stock. From and after the Closing, the Company shall at all times authorize, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of enabling the conversion of the Shares, the full number of shares of Common Stock then issuable upon the conversion of the Shares. The Company will, from time to time, in accordance with the laws of the State of Delaware, use its reasonable efforts to increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

         Section 6.5 Proxy Statement; Stockholder Approval.

         (a) The Company shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

         (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the mailing of the Proxy Statement (as defined below) for the purpose of obtaining the Stockholder Approval;

         (ii) prepare a form of proxy statement to be mailed to the stockholders of the Company in connection with the Special Meeting (the "Proxy Statement") as soon as practicable after the date hereof (provided that the Investors and their counsel shall be given reasonable opportunity to review and comment on the preliminary proxy statement, any amendments thereto and related communications with stockholders prior to filing with the SEC and provided further that the Investors shall have the right to consent to any descriptions of or references to (i) the Investors or any of their Affiliates, and (ii) the Series A Certificate of Designations, the Series B Certificate of Designations and the Related Agreements and the transactions contemplated thereby in the Proxy Statement or such communications, which consent shall not be unreasonably withheld or delayed) and use its reasonable best efforts (x)
(1) to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement and (2) to promptly supply the Investors with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, and (y) to cause the definitive Proxy Statement to be mailed to its stockholders at the earliest practicable date following the clearance of the Proxy Statement by the SEC and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies;

         (iii) except to the extent the Board of Directors determines in good faith, after consultation with outside counsel, that contrary action is required by such Board of Directors' fiduciary duties under applicable law, recommend, without qualification, that the stockholders of the Company vote to adopt and approve (x) the issuance of the Shares and the shares of Common Stock issuable upon conversion of the Shares, (y) the Company Charter Amendment and (z) the adoption of the Hexcel Corporation 2003 Incentive Stock Plan and amendments to certain of the Company's existing equity incentive plans, substantially on terms set forth in Exhibit I hereto, and include in the Proxy Statement such unqualified recommendations and take all lawful action to solicit such approvals and acceptances.

         (b) The Company will advise the Investors, promptly after it receives notice thereof, of the time when any supplement or amendment has been filed or of any request by the SEC for an amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time the Company or the Investors, respectively, discover any information relating to the Company or the Investors, or any of their respective affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement so that the document will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the party that discovers any misleading information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing the information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the Company's stockholders.

         (c) The Company shall use reasonable efforts to ensure that the Proxy Statement (including without limitation any SEC Reports incorporated by reference therein) shall comply in all material respects with all applicable federal or other securities laws, except that the Company shall have no obligation as to information provided by any of the Investors.

         Section 6.6 No Solicitation.

         (a) Except as consented to by the Investors and except to satisfy the condition set forth in Section 5.1(g) of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its officers, directors, employees, financial advisors, consultants, attorneys, accountants, and other agents not to, directly or indirectly, solicit, initiate, encourage or facilitate or take any action to solicit, initiate, encourage or facilitate the submission or making of any Alternate Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or, in connection with any Alternate Proposal or potential Alternate Proposal, disclose any nonpublic information relating to it or its Subsidiaries or afford access to the properties, books or records of it or its Subsidiaries to any Person that has made, or, to such party's knowledge, is considering making, any Alternate Proposal; provided, however, in the event that the Company shall receive an Alternate Proposal that could reasonably be expected to result in a Superior Proposal that was not solicited by it after the date hereof and which did not otherwise result from a breach of this Section 6.6, then (i) the Company or its representatives may make such inquiries or conduct such discussions with respect to such Alternate Proposal as the Board of Directors, after consultation with outside legal counsel, may deem necessary to inform itself for the purpose of exercising its fiduciary duties and (ii) if the Board of Directors of the Company by a majority vote determines in good faith (after receiving advice of a financial adviser of nationally recognized reputation) that such Alternate Proposal is reasonably likely to result in a Superior Proposal, the Company and its representatives may conduct such additional discussions or provide such information as the Board of Directors may determine, but only if, (i) prior to such additional discussions or such provision of information the Board of Directors by a majority vote shall have determined in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to constitute a breach by it of its fiduciary duties to its stockholders under applicable law and (ii) prior to providing any such information, the Company shall have received from such Person an executed agreement protecting the confidentiality of the information to be provided.

         (b) Nothing contained in this Agreement shall prevent the Board of Directors from complying with Rule 14e-2 under the Exchange Act with regard to an Alternate Proposal.

         (c) Upon receiving any unsolicited Alternate Proposal (or any amendment, supplement or change to any previously submitted Alternate Proposal) or any inquiry that could reasonably be expected to lead to an Alternate Proposal, the Company shall promptly (and in no event later than two business days after receipt of any Alternate Proposal or amendment, supplement or change thereto) notify the Investors of the receipt of such Alternate Proposal or amendment, supplement or change to any previously received Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal and the identity of the Person making such proposal or submitting such amendment, supplement or change and the material terms and conditions of such Alternate Proposal or any inquiry that could reasonably be expected to lead to an Alternate Proposal.

         (d) Except as set forth in this Section 6.6(d), the Board of Directors shall not withdraw its recommendation of the transactions contemplated by this Agreement or approve or recommend, or cause the Company to enter into any agreement with respect to, any Alternate Proposal. Notwithstanding the foregoing, if the Board of Directors by a majority vote determines in good faith, after consultation with outside legal counsel, that such withdrawal of recommendation or approval or recommendation of a Superior Proposal or entering into an agreement with respect to a Superior Proposal may reasonably be expected to be required to satisfy its fiduciary duties, the Board of Directors may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing written notice to the Investors (a "Notice of Superior Proposal") advising the Investors that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying such Person making such Superior Proposal and (ii) if the Investors do not, within five business days of the Investors' receipt of the Notice of Superior Proposal, make an offer which the Board of Directors by a majority vote determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, the Company shall not be entitled to withdraw its recommendation of the transactions contemplated hereby or enter into any agreement with respect to a Superior Proposal unless this Agreement has been or concurrently is terminated by its terms pursuant to Section 7.1 and the Company has paid any amounts due to the Investors pursuant to Section 7.3.

         (e) For purposes of this Agreement, "Alternate Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or assets that constitute 20% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company,
(iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement and the Goldman Purchase Agreement.

         (f) For purposes of this Agreement, "Superior Proposal" means any bona fide Alternate Proposal, which does not contain any due diligence condition, on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and outside counsel) to be more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement, taking into account any changes to the transactions contemplated by this Agreement that have been proposed by the Investors in response to such proposal.

         Section 6.7 HSR Act; Other Filings. Each of the Investors and the Company shall cooperate in making required filings under the HSR Act and any foreign governmental and regulatory filings, notices and approvals required to be made or obtained as contemplated by Section 5.1(e) hereof.

         Section 6.8 Consents; Approvals. The Company shall use its commercially reasonable efforts to obtain, as promptly as practicable, all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") (including, without limitation (i) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company is a party or its properties or assets are bound, and (ii) all United States and foreign governmental and regulatory approvals), required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, in each case as promptly as practicable, except where the failure to obtain such Consents, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

         Section 6.9 Debt Refinancing.(a) The Company shall use its reasonable best efforts to consummate the Senior Debt Refinancing on substantially the terms set forth in Exhibit G hereto.

         (b) Prior to Closing, the Company shall (i) use its commercially reasonable efforts to cause the terms of the agreements to be entered into pursuant to the Senior Debt Refinancing, including any senior ranked revolving credit facility, to not prohibit the acquisition of debt securities, other than debt securities issued pursuant to the Senior Debt Refinancing, of the Company by the Investors and (ii) not enter into any agreement, other than the agreements referred to in clause (i), which would prohibit the acquisition of debt securities by the Investors.

         Section 6.10 Listing. The Company shall use its reasonable best efforts to continue to have its Common Stock listed on the NYSE and PCX or another national securities exchange for so long as the Investors own any Shares.

         Section 6.11 Cooperation. Each of the Investors, on the one hand, and the Company, on the other, agrees to use commercially reasonable efforts to cause, or not to impede, to the extent that such party has control or influence over such matters, satisfaction of the conditions to the other party's obligation to consummate the transactions contemplated by this Agreement set forth in Section 5.2 or 5.3, as applicable.

         Section 6.12 Execution and Delivery of Related Agreements. Prior to or simultaneously with the Closing, (i) the Company shall execute and deliver to the Investors the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.3 hereto), and
(ii) each of the Investors shall execute and deliver to the Company the Related Agreements (in each case upon satisfaction or waiver of the other conditions set forth in Sections 5.1 and 5.2 hereto).

         Section 6.13 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to repay indebtedness of the Company and for general corporate purposes.

         Section 6.14 Investors' Access to Premises; Notices of Developments.

         (a) From the date of this Agreement until the Closing Date, the Company will permit the Investors and their respective representatives to have full access (at reasonable times and upon reasonable notice) to all officers of the Company and its Subsidiaries and to all premises, properties, books, records (including tax records), contracts, financial and operating data and information and documents pertaining to the Company and its Subsidiaries and make copies of such books, records, contracts, data, information and documents as any Investor or their respective representatives may reasonably request.

         (b) From the date of the Agreement until the Closing Date, the Company will give the Investors prompt written notice upon becoming aware of any development materially adversely affecting the assets, liabilities, business, financial condition or operations of the Company or its Subsidiaries, or any event or circumstance that could reasonably be expected to result in a breach of, or inaccuracy in, any of the Company's representations and warranties in this Agreement; provided, however, that no such disclosure will be deemed to prevent or cure any such breach of, or inaccuracy in, amend or supplement any Company Disclosure Schedule to, or otherwise disclose any exception to, any of the representations and warranties set forth in this Agreement.

         Section 6.15 IRS Forms. Prior to or simultaneously with the payment of the amounts due the Investor Managers pursuant to Section 6.3(b) hereof, each of the Investors and the Investor Managers shall provide the Company, in the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8.

                                 ARTICLE VII

                                  TERMINATION

         Section 7.1 Termination. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

         (a) by the mutual written consent of each of the Investors and the Company;

         (b) by the Investors or the Company:

         (i) if the Closing has not occurred on or before May 30, 2003 (the "Expiration Date") and this Agreement has not previously been terminated; provided, that the right to terminate the Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

         (ii) if any Governmental Entity shall have issued an order, judgment, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in the issuance of such order, judgment, decree or ruling; or

         (iii) if, at the Special Meeting, the Stockholder Approval is not obtained, provided, that the right to terminate the Agreement pursuant to this
Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, the failure to obtain Stockholder Approval;

         (c) by the Company:

         (i) if the Company receives a Superior Proposal and the Board of Directors has complied with the provisions of Section 6.6(a), (c) and (d), including the notice provisions therein, and with the applicable requirements of Section 7.3, including the payments required thereunder; or

         (ii) if (A) the representations and warranties of any of the Investors set forth in this Agreement (other than those set forth in Sections 4.1, 4.2 and 4.8) shall not be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties set forth in Sections 4.1, 4.2, and 4.8 shall not be true and correct in all respects on each such date (except to the extent expressly made as of an earlier date, in which case as of such date), or (C) any of the Investors shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach is incapable of being cured prior to the Expiration Date, except, in the case of the inaccuracy of any representation or warranty, for changes specifically permitted by this Agreement.

         (d) by the Investors:

         (i) if the Board of Directors or any committee thereof shall have withdrawn or modified, in a manner adverse to the Investors, its approval or recommendation of any of the transactions contemplated by this Agreement; or

         (ii) if (A) the representations and warranties of the Company set forth in this Agreement shall not be true and correct on and as of the date of this Agreement and on and as of the date of such determination as if made on such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, (i) in the case of any such representations and warranties (other than those set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21) where the failure to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have a Material Adverse Effect and (ii) in the case of the representations and warranties set forth in the second sentence of Section 3.1(b), Sections 3.2-3.6, Sections 3.11-3.16 and Section 3.21 hereof, the representations and warranties shall not be true and correct in all material respects on each such date (except to the extent such statements in representations and warranties are qualified by "materiality" or "Material Adverse Effect", which shall statements be true and correct in all respects on each such date), or (B) the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured prior to the Expiration Date, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement; or

         (iii) if any change, event or development or series of changes, events or developments which individually or in the aggregate has had a Material Adverse Effect subsequent to the date of this Agreement and which Material Adverse Effect is incapable of being cured prior to the Expiration Date, provided, that a party may not terminate the Agreement pursuant to this
Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the change, event or development.

         Section 7.2 Effect of Termination. Termination pursuant to Section
7.1 shall terminate all obligations and liabilities of the parties hereto under this Agreement except for (i) liabilities for breach by any party under this Agreement and (ii) obligations or liabilities arising under Sections 6.3,
7.2 and 7.3 and Articles VIII and IX.

         Section 7.3 Termination Payment. In the event that (A) this Agreement is terminated by the Investors pursuant to Section 7.1(d)(i), (B) this Agreement is terminated by the Company pursuant to Section 7.1(c)(i), or (C)
(i) this Agreement is terminated by the Investors as a result of the failure to satisfy the condition set forth in Section 5.1(g) of this Agreement and such failure is due solely to a material breach (which is incapable of being cured prior to the Expiration Date) by the Goldman Investors of their obligations pursuant to the Goldman Purchase Agreement, and (ii) the Company consummates a transaction that constitutes an Alternate Proposal within nine months after the date this Agreement is terminated, then in any such event, the Company shall pay to the Investor Managers an aggregate termination payment in cash equal to $3,115,000 minus the sum of (x) any amount paid or payable to the Investors pursuant to Section 6.3(a)(ii) of this Agreement and
(y) 50% of any amount paid or payable by the Company in respect of the Expenses pursuant to this Agreement (the "Termination Payment"). The Termination Payment shall be payable in addition to the Transaction Fee and payment of Expenses payable pursuant to Section 6.3). The amounts payable by the Company to the Investor Managers pursuant to this Section 7.3 shall be allocable among the Investor Managers in proportion to the amounts set forth opposite the names of the Investors affiliated with such Investor Managers as set forth on Schedule 6.3(a) hereto.

                                 ARTICLE VIII

                                INDEMNIFICATION

         Section 8.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall expire twelve months after the Closing Date, except that the representations and warranties set forth in Sections 3.1(a), 3.2 and 3.3 shall survive until 60 days after the expiration of the applicable statute of limitations (including any extensions thereof) and the representations and warranties set forth in Section 3.7 shall survive until eighteen months after the Closing Date. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VIII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article
VIII. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

         Section 8.2 Indemnification.

         (a) The Company shall indemnify, defend and hold harmless the Investors, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each an "Investor Indemnified Person") from and against all Losses incurred or suffered by an Investor Indemnified Person arising from, relating to or as a result of (i) the breach of any of the representations or warranties made by the Company in this Agreement (which breach shall be determined without regard to any materiality or Material Adverse Effect qualifications contained in the representation and warranty giving rise to such claim for indemnity), (ii) the breach of any covenant, obligation or agreement made by the Company in this Agreement or (iii) any actual or threatened Litigation against such Investor Indemnified Person by any Person (other than an Investor Indemnified Person) in connection with (A) the transactions contemplated hereby or by the Related Agreements, (B) the negotiation, execution, delivery and performance of this Agreement or the Related Agreements or (C) any actions taken by any Investor Indemnified Person pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated); provided, however, that the Company shall not have any obligation to indemnify the Investor Indemnified Persons pursuant to this Section 8.2(a)(iii) to the extent such suit, action, claim or proceeding arises from a breach of this Agreement by any Investor Indemnified Person or a failure of any representation or warranty set forth in
Article IV hereof to be true and correct and such breach or failure of a representation or warranty to be true and correct results in any condition contained in Sections 5.1 or 5.3 hereof being incapable of being satisfied prior to May 30, 2003.

         (b) Each Investor shall, solely on behalf of itself, separately and not jointly, indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Company Indemnified Person") from and against all Losses incurred or suffered by a Company Indemnified Person arising from, relating to, or as a result of (i) the breach of any of the representations or warranties made by such Investor in this Agreement or (ii) the breach of any covenant, obligation or agreement made by such Investor in this Agreement.

         (c) No claim may be made against the Company for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(a)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Investor Indemnified Persons thereunder exceeds $2,000,000, and the Company shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(a)(i) by all Investor Indemnified Persons, in the aggregate, shall be $20,000,000; provided, however, the maximum amount recoverable under Section 8.2(a)(i) with respect to a breach of the Company's representation and warranty contained in Section 3.4 shall be an amount equal to the Purchase Price. No claim may be made against the Investors for indemnification with respect to breaches of representations and warranties pursuant to Section 8.2(b)(i) above with respect to any Losses unless the aggregate amount of Losses incurred by the Company Indemnified Persons thereunder exceeds $2,000,000, and the Investors shall then only be liable for the amount of such Losses which exceed $2,000,000. The maximum amount recoverable under Section 8.2(b)(i) by all Company Indemnified Persons, in the aggregate, shall be $20,000,000.

         (d) In no case shall any payment be made in the case of an indemnification claim under Section 8.2(a)(i) or 8.2(a)(ii) until a Loss occurs. No Person shall have any liability to any Investor Indemnified Person under Section 8.2(a)(i) for any breach of a representation or warranty to the extent that a claim for indemnification is based upon facts of which any Investor Indemnified Person had knowledge on or prior to the Closing Date, unless such claim also relies upon a materially adverse occurrence or development that occurs after the Closing Date. For purposes of this Section 8.2(d), (i) the Investors shall only be deemed to have knowledge of a fact if any of the Persons listed on Schedule 8.2(d) has knowledge of the particular fact and (ii) such individual shall be deemed to have knowledge only to the extent of his or her actual knowledge of such fact and only to the extent of his or her awareness that such fact constitutes a breach of such representation or warranty.

         Section 8.3 Procedure for Indemnification.

         (a) If an Investor Indemnified Person or a Company Indemnified Person (such Person being referred to as the "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person who is not a party to this Agreement of any claim or of the commencement by any such Person of any action (a "Claim") with respect to which the other party (the "Indemnifying Party") may be obligated to provide indemnification, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Claim; provided, that the failure of any Indemnitee to give notice as provided in this Section 8.3 shall not relieve the applicable Indemnifying Party of its obligations under this Article VIII, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give notice; provided, further, that the applicable Indemnifying Party shall have no obligations under Section 8.2(a)(i) or Section 8.2(b)(i), as applicable, unless such written notice is received by the Indemnifying Party within the survival periods set forth in Section 8.1. Such notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by or is claimed against such Indemnitee.

         (b) An Indemnifying Party may elect to compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Claim; provided, however, that the Indemnifying Party shall not compromise, settle or defend a Claim without the consent of the Indemnitee (which consent shall not be unreasonably withheld). If an Indemnifying Party elects to compromise, settle or defend a Claim, it shall, within 30 days of the receipt of notice from an Indemnitee pursuant to Section 8.3(a) (or sooner, if the nature of such Claim so requires), notify the applicable Indemnitee of its intent to do so, and such Indemnitee shall cooperate in a commercially reasonable manner in the compromise or settlement of, or defense against, such Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Claim, the Indemnitee shall have the right to participate in the defense thereof, at its own expense, and such Indemnifying Party shall not be liable to such Indemnitee under this Article VIII for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof (except expenses approved in advance by the Indemnitee); provided, that such Indemnitee shall have the right to employ one separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee if (i) in the reasonable judgment of the Indemnitee, there are legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnifying Party, (ii) the Indemnifying Party shall authorize in writing the Indemnitee to retain a single, separate counsel at the Indemnifying Party's expense or (iii) the defendants in any such Claim include both the Indemnifying Party and the Indemnitee and, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such Claim, and only in the events listed in clauses (i) through (iii) of this paragraph (b) shall the reasonable fees and expenses of such separate counsel be paid by such Indemnifying Party. If an Indemnifying Party elects not to compromise, settle or defend against a Claim, or fails to notify an Indemnitee of its election as provided in this Section 8.3 within 30 days of notice from the Indemnitee pursuant to Section 8.3(a), such Indemnitee may compromise, settle or defend such Claim at the expense of such Indemnifying Party.

         (c) If an Indemnifying Party chooses to defend any claim, the applicable Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

         (d) If the aggregate amount of any Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, net of any expenses incurred in connection therewith or additional Losses incurred, shall promptly be repaid by the applicable Indemnitee to the applicable Indemnifying Party.

(e) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and, at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 8.4 Sole Remedy. Except in the case of fraud, the rights to indemnification provided for in this Article VIII for a breach of representations or warranties by the Investors (in the case of indemnification pursuant to Section 8.2(b)(i)) or the Company (in the case of indemnification pursuant to Section 8.2(a)(i)) shall constitute the sole post-closing remedy of the Company and the Investors, respectively, for such breach, and the Company and the Investors shall have no other liability or damages to the other party resulting from any such breach.

                                  ARTICLE IX

                                 MISCELLANEOUS

         Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 9.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Investors and the Company hereby irrevocably:

         (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts;

         (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 9.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

         (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Section 9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. The Investors may make the assignments permitted by Section 1.02 and, subject to applicable securities laws, assign any of their rights hereunder to a Permitted Transferee to the extent such Permitted Transferee also receives and holds Shares or shares of Common Stock issuable upon conversion of the Shares in accordance with the Stockholders Agreement. Other than as set forth herein, no assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without each of the other parties' prior written consent.

         Section 9.4 Entire Agreement; Amendment. Other than as provided in this Section 9.4, this Agreement, the Related Agreements and the Confidentiality Agreement, dated June 12, 2002, between the Company and Berkshire Partners LLC, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by each of the Investors. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 9.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (a) if to the Company, to:

                           Hexcel Corporation
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           16th Floor

                           Stamford, Connecticut 06901-3238
                           Telecopy No.:  (203) 358-3972
                           Attention:  Ira J. Krakower, Esq.

                           with a copy to each of the following (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telecopy No.:  (212) 735-2000

                           Attention:  Joseph A. Coco, Esq.
                                       and Thomas W. Greenberg, Esq.

(b) if to the Investors, to:

                           Berkshire Partners LLC
                           One Boston Place
                           Suite 3300
                           Boston, Massachusetts 02108
                           Telecopy No.: (617) 227-6105

                           Attention: Mr. Robert J. Small

                           and:

                           Greenbriar Equity Group LLC
                           555 Theodore Fremd Avenue
                           Suite A-201
                           Rye, New York 10580
                           Telecopy No.: (914) 925-9699

                           Attention: Mr. Joel S. Beckman

                           with a  copy to (which shall not constitute notice):

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110-2624
                           Telecopy No.: (617) 951-7050

                           Attention: David C. Chapin, Esq.
                                      and Paul F. Van Houten, Esq.


All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

         Section 9.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) "beneficially owns" and "beneficial ownership" shall have the meanings as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of Article IV of this Agreement, such meanings shall include the right to acquire securities, whether or not such right is exercisable immediately);

         (c) "Common Stock" shall mean the Company's common stock, par value $0.01 per share;

         (d) "Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended, among the Company, certain of its Subsidiaries, the lenders parties thereto, Citibank, N.A. and Credit Suisse First Boston;

         (e) "Environmental Laws" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now in effect and in each case as amended, and any applicable judicial interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment, relating to the environment, employee, health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 201 & 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time;

         (f) "Goldman Governance Agreement" shall mean the Governance Agreement, dated December 19, 2000, among the Company, LXH, L.L.C, LXH II, L.L.C. and the Goldman Investors and as amended on April 25, 2001;

         (g) "Goldman Investors" shall mean, collectively, GS Capital Partners 2000 L.P., a Delaware limited partnership, GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership, GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership and Stone Street Fund 2000, L.P., a Delaware limited partnership;

         (h) "Goldman Purchase Agreement" shall mean the Stock Purchase Agreement, dated December 18, 2002, by and among the Company and the Goldman Investors;

         (i) "Goldman Registration Rights Agreement" shall mean the Registration Rights Agreement, dated December 19, 2000, between the Company, LXH, L.L.C. and LXH II, L.L.C.;

         (j) "Governmental Entity" shall mean any national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority;

         (k) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; and
(ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances" or "toxic pollutants" under any applicable Environmental Law;

         (l) "Knowledge" shall mean, with respect to the Company, the knowledge of David E. Berges, Michael Canario, William J. Fazio, Stephen C. Forsyth, William Hunt, Ira J. Krakower, Joseph H. Shaulson and David R. Tanonis;

         (m) "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages (actual or punitive), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts);

         (n) "Material Adverse Effect" means any event which has had, has or would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole, other than (i) as a result of changes in general economic or industry conditions or changes in applicable laws, rules or regulations, (ii) as disclosed in Section 9.6(n)(ii) of the Company Disclosure Schedule, or (iii) as a result of changes arising out of the announcement of the transactions contemplated by this Agreement; provided, however, that, for all purposes of this Agreement, any extension or amendment by the Company of the Credit Agreement shall not be taken into account in determining whether a "Material Adverse Effect" has occurred;

         (o) "Permitted Transferee" shall have the meaning assigned to such term in the Stockholders Agreement;

         (p) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity;

         (q) "Significant Subsidiaries" shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X (17 CFR 210); and

         (r) "Subsidiary" shall mean as to any Person, each corporation, partnership or other entity of which shares of capital stock or other equity interests having ordinary voting power (other than capital stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person.

         Section 9.7 Withholding. Each Investor agrees to indemnify, defend and hold harmless the Company and its Affiliates from and against any liability for taxes, interest and penalties imposed by any Governmental Entity arising from or attributable to any failure of the Company to withhold any taxes with respect to any payment made pursuant to this Agreement by the Company to the Investor Manager of which it is an Affiliate.

         Section 9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         Section 9.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         Section 9.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 9.11 No Public Announcement. None of the Investors or the Company shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the NYSE and then only after consultation with the other parties hereto regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in the form attached hereto as Exhibit J.

         Section 9.12 Further Actions. Subject to Section 6.6, at any time or from time to time after the Closing, the Company and the Investors agree to cooperate with each other, and at the request of the other parties, to execute and deliver any further instruments or documents and to take all such further action as the other parties may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the Related Agreements and to otherwise carry out the intent of the parties hereunder or thereunder.

         Section 9.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.

HEXCEL CORPORATION

By: /s/ Stephen C. Forsyth
     ----------------------
Name:    Stephen C. Forsyth
Title:   Executive Vice President and
         Chief Financial Officer

GREENBRIAR EQUITY FUND, L.P.

By:  Greenbriar Equity Capital, L.P.,
  its general partner

By:  Greenbriar Holdings LLC,
  its general partner

By: /s/ Joel Beckman
     ----------------------
Name:    Joel Beckman
Title:   Managing Member

GREENBRIAR CO-INVESTMENT
PARTNERS, L.P.

By:  Greenbriar Holdings LLC,
  its general partner

By:  /s/ Joel Beckman
     ----------------------
Name:    Joel Beckman
Title:   Managing Member

BERKSHIRE FUND V,
LIMITED PARTNERSHIP

By:  Fifth Berkshire Associates LLC
  its general partner

By:  /s/ Robert J. Small
     ----------------------
Name:    Robert J. Small
Title:   Managing Director

BERKSHIRE FUND VI,
LIMITED PARTNERSHIP

By:  Sixth Berkshire Associates LLC
  its general partner

By:  /s/ Robert J. Small
     ----------------------
Name:    Robert J. Small
Title:   Managing Director

BERKSHIRE INVESTORS LLC

By:  /s/ Robert J. Small
     ----------------------
Name:    Robert J. Small
Title:   Managing Director

                                                                     EXHIBIT A

                                    FORM OF
                          CERTIFICATE OF DESIGNATIONS


                                      of

                                   SERIES A
                          CONVERTIBLE PREFERRED STOCK

                                      of

                              HEXCEL CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

         Hexcel Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, without par value, designated as Series A Convertible Preferred Stock:

         RESOLVED, that a series of authorized Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount; Rank.

         (a) Designation and Amount. The shares of such series shall be designated as the "Series A Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be 125,000 shares of Convertible Preferred Stock. Section 12 contains the definitions of certain defined terms used herein.

         (b) Rank. Except as otherwise set forth herein or the Series B Certificate of Designations, the Convertible Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution, whether voluntary or involuntary, of the Corporation, whether now or hereafter issued, rank senior to all Junior Stock and rank on parity with all Parity Stock, including without limitation, the Series B Preferred Stock.

         Section 2. Dividends and Distributions.

         (a) Entitlement; Accrual; Payment.

         (i) Commencing on the Dividend Commencement Date, the holders of shares of Convertible Preferred Stock shall be entitled to receive on each Dividend Payment Date in respect of the Dividend Period ending on (and including) the date immediately prior to such Dividend Payment Date dividends on each share of Convertible Preferred Stock at the rate of 6% per annum on the Accrued Value thereof from the Dividend Commencement Date until the earliest of (A) the date on which the Liquidation Preference of such share of Convertible Preferred Stock is paid to the holder thereof in connection with the Liquidation of the Corporation; (B) the date on which the Corporation redeems such share of Convertible Preferred Stock; (C) the date on which such share of Convertible Preferred Stock is converted into shares of Common Stock;
(D) the occurrence of a Mandatory Conversion Event and (E) the date on which such share of Convertible Preferred Stock is otherwise acquired by the Corporation, provided that with respect to the Initial Dividend Period, the dividends set forth above shall be prorated based on the number of days in such period. Such dividends shall be fully cumulative and accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound quarterly in arrears on the Dividend Payment Dates at the rate indicated above and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. In no event shall dividends accrue or be payable on the Convertible Preferred Stock prior to the Dividend Commencement Date pursuant to this Section 2(a)(i).

         (ii) Such dividends shall, at the option of the Corporation, either be paid in cash or accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Dates, provided, however, that all dividends payable on any given Dividend Payment Date must either (i) all be paid in cash or (ii) all accrue and compound and be added to the Accrued Value, in each case on the Dividend Payment Date. Each such dividend which is payable in cash shall be payable to the holders of record of shares of the Convertible Preferred Stock on the Dividend Payment Date, as they appear on the share records of the Corporation at the close of business on such record dates. Any dividend that is not otherwise paid in cash on the applicable Dividend Payment Date (whether due to the Corporation's election not to pay such dividend in cash, its inability to pay such dividend in cash, or otherwise) shall automatically, and without any action on the part of the Corporation, accrue and compound and be added to the Accrued Value on such Dividend Payment Date.

         (iii) In addition to dividends payable pursuant to Section 2(a)(i) hereof, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Convertible Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation (as defined in Section 7(a) below) shall be disregarded. Such Additional Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the "Additional Dividend Payment Date"); provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for Common Stock), then no such dividend or distribution shall be payable in respect of the Convertible Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the applicable anti-dilution adjustment in Section 7(b) below shall apply. The record date for any such Additional Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Additional Dividends shall be payable to the holders of record of shares of the Convertible Preferred Stock on the applicable record date, as they appear on the share records of the Corporation at the close of business on such record date.

         (b) Priority With Respect to Junior Stock. Holders of shares of Convertible Preferred Stock shall be entitled to receive the dividends provided for in Section 2(a)(i) and 2(a)(ii) in preference to and in priority over any dividends upon any of the Junior Stock.

         Section 3. Voting Rights.

         (a) General. Except as otherwise required by law or expressly provided herein, each holder of Convertible Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, voting together with the holders of the Common Stock and Series B Convertible Preferred Stock as a single class, with each holder of shares of Convertible Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted in accordance with Section 7 hereof as of the record date for the vote or consent which is being taken.

         (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Convertible Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of the holders of at least seventy percent (70%) of the issued and outstanding shares of Convertible Preferred Stock, voting as a single class,

         (i) amend, alter, repeal or restate its certificate of incorporation, by-laws or this Certificate of Designations (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Convertible Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Convertible Preferred Stock; or

         (ii) authorize, issue or otherwise create any shares of Senior Stock, Parity Stock or additional shares of Convertible Preferred Stock.

         Section 4. Redemption.

         (a) General. Except as provided in this Section 4, the Corporation shall have no right to redeem any shares of Convertible Preferred Stock.

         (b) Mandatory Redemption.

         (i) On January 22, 2010 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem (subject to the legal availability of funds therefor) all remaining outstanding shares of Convertible Preferred Stock for an amount in cash in respect of each share of Convertible Preferred Stock equal to such share's Liquidation Preference (the "Mandatory Redemption Price"). The Corporation shall take all actions required or permitted under the DGCL to permit such redemption of the Convertible Preferred Stock. Notwithstanding the foregoing, if the Mandatory Redemption Price of each share is equal to the Participating Preference Amount (as such term is defined in Section 6) rather than the Adjusted Accrued Value of such share, the Corporation shall be entitled to pay all of the Mandatory Redemption Price in Common Stock valued at the Closing Price of the Common Stock on the Business Day immediately preceding the Mandatory Redemption Date; provided, however, that each holder of shares to be redeemed under this Section 4(b)(i) may, in any event, elect to receive the Adjusted Accrued Value in cash, in lieu of a payment of the Participating Preference Amount in Common Stock, with respect to each share being redeemed hereunder.

         (ii) If notice has been mailed in accordance with Section 4(b)(iii) and provided that on or before the Mandatory Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Mandatory Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Mandatory Redemption Price.

         (iii) Notice of any redemption pursuant to this Section 4(b) shall be sent by or on behalf of the Corporation not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the giving of notice for the redemption of any shares of Convertible Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.

         (iv) If at the Mandatory Redemption Date, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of the Convertible Preferred Stock, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock as it legally may redeem until it has redeemed all of the outstanding shares of the Convertible Preferred Stock. Shares of the Convertible Preferred Stock not redeemed on the Mandatory Redemption Date shall accrue dividends at a rate equal to 10% per annum of the Accrued Value, accruing and compounding in the manner set forth in Section 2(a) hereof from the Mandatory Redemption Date until such shares are redeemed by the Corporation in accordance with this
Section 4(b) at the Mandatory Redemption Price. If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series B Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series B Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

         (c) Redemption Upon a Change of Control.

         (i) In the event there occurs a Change of Control, the Corporation shall offer to purchase from each holder all of the Convertible Preferred Stock held by such holder for an amount in cash in respect of each share of Convertible Preferred Stock held by such holder equal to the Liquidation Preference of such share of Convertible Preferred Stock, by delivery of a notice of such offer (a "Change of Control Redemption Offer") within ten Business Days following the Change of Control. In the event of a Change of Control, each holder of Convertible Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase any or all of the Convertible Preferred Stock held by such holder for an amount in cash in respect of each share of Convertible Preferred Stock held by such holder equal to the Liquidation Preference of such share of Convertible Preferred Stock. Notwithstanding the foregoing, if the redemption price of each share under this Section 4(c) is equal to the Participating Preference Amount rather than the Adjusted Accrued Value of such share, the Corporation shall be entitled to pay all of such redemption price in Common Stock valued at the Closing Price of the Common Stock on the Business Day immediately preceding the redemption date set forth in the notice given by the Corporation pursuant to Section 4(c)(ii); provided, however, that each holder of shares to be redeemed under this Section 4(c)(i) may, in any event, elect to receive the Adjusted Accrued Value in cash, in lieu of a payment of the Participating Preference Amount in Common Stock, with respect to each share being redeemed hereunder.

         (ii) Within ten Business Days following the occurrence of a Change of Control, the Corporation shall give notice by mail to each holder of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth
(i) each holder's right to require the Corporation to redeem any or all shares of Convertible Preferred Stock held by such holder, (ii) the redemption date (which date shall be no more than 30 Business Days following the date of such mailed notice), (iii) that any shares of Convertible Preferred Stock not tendered will continue to accrue dividends as provided for in Section 2(a) hereof and (iv) the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a record holder of shares of Convertible Preferred Stock shall elect to require the Corporation to redeem any or all of such holder's shares of Convertible Preferred Stock pursuant to this Section 4(c), such holder shall deliver within 20 Business Days of the mailing to it of the Corporation's notice described in this Section 4(c)(ii) (a "Change of Control Redemption Request"), a written notice to the Corporation so stating and specifying the number of such holder's shares to be redeemed pursuant to this Section 4(c). The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice required by this Section 4(c)(ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Convertible Preferred Stock to cause the Corporation to redeem all such shares held by them. Notwithstanding the foregoing, the Board of Directors may modify any offer (other than with respect to the price to be paid in accordance with Section 4(c)(i) hereof) pursuant to this Section 4(c) to the extent necessary to comply with the Exchange Act and the rules and regulations thereunder.

         (iii) If upon a Change of Control, the Corporation does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of the Convertible Preferred Stock that the holders thereof have required the Corporation redeem, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders electing redemption thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock held by such holders as it legally may until it has redeemed all of the shares of the Convertible Preferred Stock the holders thereof require it to redeem. Shares of the Convertible Preferred Stock not redeemed upon receipt of a Change of Control Redemption Request shall accrue dividends at a rate equal to 10% per annum of the Accrued Value thereof, accruing and compounding in the manner set forth in Section 2(a) hereof, from the date fixed by the Corporation for a Change of Control Redemption until such shares are redeemed by the Corporation in accordance with this Section 4(c). If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series B Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series B Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

         (iv) Notwithstanding anything to the contrary herein, until the Corporation's 9-3/4% Senior Subordinated Notes due 2009 (the "Notes") have been repurchased or repaid or permission for such redemption has been granted under the Notes, the Corporation shall not effect a redemption pursuant to
Section 4(c) hereof; provided, however, that any failure to effect a redemption under this Section 4(c)(iv) shall be treated for all intents and purposes as a failure to redeem under Section 4(c)(iii) above and, without limiting the generality of the foregoing, the increased dividend accrual rate set forth in Section 4(c)(iii) above shall apply pending redemption. Any shares not redeemed due to the terms of this Section 4(c)(iv) shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption) under the Notes.

         (d) In the event the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability, to (A) redeem all shares of Convertible Preferred Stock entitled to a redemption pursuant to this Section 4 and (B) redeem all shares of Series B Preferred Stock entitled to a redemption pursuant to Section 4 of the Series B Certificate of Designations, then the Corporation shall redeem the Convertible Preferred Stock and Series B Preferred Stock pro rata based on the relative amounts of the redemption payments payable to the holders of such series in the aggregate. Any shares not redeemed because the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability to do so, shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption).

         Section 5. Reacquired Shares.

         Any shares of Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation and may be reissued as part of another series of Preferred Stock, without par value, of the Corporation.

         Section 6. Liquidation, Dissolution or Winding Up. If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law (any such laws, the "Bankruptcy Law"), or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation (any such event, a "Liquidation"), each holder shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of Junior Stock, including without limitation Common Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder (such amount being such share's "Liquidation Preference") equal to the greater of (i) if measured prior to the Dividend Commencement Date, the Stated Value, or, if measured on or following the Dividend Commencement Date, the Adjusted Accrued Value, of such share and
(ii) the amount that would be payable to such holder in respect of Common Stock issuable upon conversion of such share of Convertible Preferred Stock if all outstanding shares of Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof (the amount in this clause (ii) being referred to as the "Participating Preference Amount"); provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation shall be disregarded; provided, further, in the event of a Liquidation that occurs due to a voluntary or involuntary case of the Corportaion under Bankruptcy Law, if the Liquidation Preference with respect to each share of Convertible Preferred Stock is equal to the Participating Preference Amount, then, notwithstanding anything to the contrary in this Certificate of Designations, each holder shall receive, out of the assets of the Corporation available for distribution to its stockholders, such Liquidation Preference as follows: (x) in preference to any distribution to holders of Junior Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder equal to the Adjusted Accrued Value and (y) thereafter, the holders of Convertible Preferred Stock shall be entitled to share in all remaining assets of the Corporation, pari passu with the holders of the Common Stock (with the holders of the Convertible Preferred Stock deemed to hold that number of shares of Common Stock into which Convertible Preferred Stock with a Liquidation Preference equal to the Excess Amount could be converted) until the holders of Convertible Preferred Stock shall have received an amount equal to the amount by which the Participating Preference Amount exceeds the Adjusted Accrued Value (the "Excess Amount"). No full preferential payment on account of any dissolution, winding-up or liquidation of the Corporation shall be made to the holders of any class of Parity Stock unless there shall likewise be paid at the same time to the holders of the Convertible Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Convertible Preferred Stock and outstanding shares of Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Convertible Preferred Stock and such shares of Parity Stock if all amounts payable thereon were payable in full.

         Section 7. Optional Conversion.

         Each share of Convertible Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock at any time, whether or not the Corporation has given notice of redemption under Section 4, on the terms and conditions set forth in this Section 7.

         (a) Terms of Conversion. Each share of Convertible Preferred Stock shall be convertible at any time, and from time to time, in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Stated Value by the Conversion Price; provided, however, that in no event shall shares of Convertible Preferred Stock be convertible into Common Stock to the extent, and at any time, that (i) such conversion would cause the holder thereof (together with its affiliates) to have beneficial ownership (which shall have the meaning as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of this Section 7(a), such meaning shall include the right to acquire securities, whether or not such right is exercisable immediately) of more than 39.9% of the voting power of the Corporation's outstanding voting stock, and (ii) the Notes are outstanding and beneficial ownership by any holder or group of holders of at least 40% of the voting power of the Corporation's outstanding voting stock would constitute a "change of control" thereunder (the "Conversion Limitation") (it being understood for the purposes of this Section 7(a) that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation shall be applied pro rata, based on ownership of Convertible Preferred Stock as amongst the Berkshire/Greenbriar Investors); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations.

         (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

         (ii) In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock issue shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) at a price per share (or having an exercise or conversion price per share) less than the Conversion Price in effect as of the Business Day immediately preceding such issuance of Common Stock or securities, other than (x) shares of Common Stock, options or other securities issued under any employee or director benefit plan or program of the Corporation approved by the Board of Directors (or any duly authorized committee thereof) of the Corporation or shares of Common Stock issued upon the exercise thereof, (y) shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock, the Series B Preferred Stock, the Corporation's 7% Convertible Subordinated Notes Due 2003 or the Corporation's 7% Convertible Subordinated Debentures due 2011 or (z) shares of Common Stock issued pursuant to Sections 4(b)(i), 4(c)(i) or 9(a) (the issuances under clauses (x), (y) and (z) being referred to as "Excluded Issuances"), then, and in each such case, the Conversion Price in effect immediately prior to such issuance of Common Stock or securities shall be reduced so as to be equal to an amount determined by multiplying such Conversion Price by a fraction of which the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance and (B) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at the then Conversion Price per share of Common Stock, and the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance. An adjustment made pursuant to this Section 7(b)(ii) shall become effective (x) in the case of an offering of rights, warrants or options or other securities convertible into or exchangeable for Common Stock to all or substantially all of the holders of the Common Stock or any other issuance contemplated by this Section 7(b)(ii) where a record date is fixed for the determination of stockholders entitled to participate in such issuance, immediately after the close of business such record date and (y) in all other cases, the Business Day immediately preceding the date of issuance of shares of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) contemplated by this Section 7(b)(ii).

         (iii) For the purposes of any adjustment of the Conversion Price pursuant to paragraph (ii) of this Section 7(b), the following provisions shall be applicable:

         (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the aggregate consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

         (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

         (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except with respect to Excluded Issuances):

         (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(b)(iii)(1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock covered thereby;

         (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided above); (C) on any increase in the number of shares or decrease in exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted retroactively to give effect to such increase or decrease; and

         (D) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

         (4) All calculations of the Conversion Price shall be made to the nearest one one-hundredth of a cent. Anything in Section 7(b)(ii) to the contrary notwithstanding, in no event shall the then current Conversion Price be increased as a result of any calculation made at any time pursuant to
Section 7(b)(ii).

         (5) The number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

         (c) Reorganization, Consolidation, Merger, Asset Sale. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock then outstanding shall thereafter be convertible into, upon receipt of any requisite governmental approvals, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to the consummation of such Transaction. In any such case, the Corporation will make appropriate provisions (as determined in good faith by the Board of Directors) to ensure that the provisions of Sections 2-3, 4(a), 4(c), 6-7 and 9 herein will continue to be applicable to the Convertible Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

         Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (as defined in Section 12) thereof, if other than the Corporation, shall assume, by written instrument mailed to each record holder of shares of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this Section 7(c) shall limit the rights of holders of the Convertible Preferred Stock to convert the Convertible Preferred Stock or to require the Corporation to effect a redemption in connection with a Transaction.

         (d) Conversion Procedures. The holder of any shares of Convertible Preferred Stock may exercise its right to convert such shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Convertible Preferred Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax and any other taxes that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Convertible Preferred Stock so converted shall be entitled, (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (iii) payment of all amounts to which a holder is entitled pursuant to Section 7(e) hereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         (e) Fractional Shares. In connection with the conversion of any shares of Convertible Preferred Stock pursuant to this Section 7 or Section 8, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest (after aggregating all such shares being converted) in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Convertible Preferred Stock are deemed to have been converted.

         (f) Dividends; Distributions. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least twenty
(20) days' prior written notice to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date, if known, as of which the holders of the Common Stock and of the Convertible Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Convertible Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

         The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any pre-emptive rights, for issuance upon conversion of the Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Convertible Preferred Stock.

         Section 8. Mandatory Conversion. Whether or not the Corporation has given notice of a redemption pursuant to Section 4, each share of Convertible Preferred Stock shall, immediately upon the occurrence of a Mandatory Conversion Event, automatically convert into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) the Stated Value by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such date; provided, however, that in no event shall shares of Convertible Preferred Stock be converted into Common Stock to the extent, and at any time, the Conversion Limitation is applicable (it being understood for the purposes of this Section 8 that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation applied under this Section 8 shall be applied as amongst the Berkshire/Greenbriar Investors pro rata, based on ownership of the Convertible Preferred Stock); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time pursuant to this Section 8 due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations. Any holder's shares of Convertible Preferred Stock not convertible pursuant to this Section 8 due to the Conversion Limitation shall, immediately upon such time as the Conversion Limitation is no longer applicable to such holder, automatically convert into fully-paid and non-assessable shares of Common Stock in accordance with the formula provided for in the immediately preceding sentence of this Section 8. Any conversion pursuant to this Section 8 shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Convertible Preferred Stock, the Corporation shall provide written notice to the holders of the Convertible Preferred Stock and the holders of the Convertible Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the occurrence of the Mandatory Conversion Event, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

         Section 9. Payment Upon Conversion.

         (a) Upon conversion of a share of Convertible Preferred Stock pursuant to Section 7 hereof, the holder of such share shall be entitled to receive an amount equal to such share's Conversion Payment. Any Conversion Payment made pursuant to this Section 9(a) may be paid by the Corporation, with respect to any such Conversion Payment, (i) all in cash or (ii) all in shares of Common Stock, provided that (A) if the Corporation is paying in shares of Common Stock at its option, such shares of Common Stock shall be valued at 90% of the Closing Price on the date of such conversion and (B) if the Corporation is paying in shares of Common Stock because it does not have available sufficient capital, surplus or other funds available to pay, or is restricted by the Debt Instruments from paying, such Conversion Payment in cash, such shares of Common Stock shall be valued at 95% of the Closing Price on the date of such conversion. With respect to shares of Convertible Preferred Stock which have been surrendered to the Corporation on the same date in accordance with Section 7(d) hereof, each holder thereof shall be entitled to receive the same type of consideration in payment of its Conversion Payment.

         (b) Upon conversion of a share of Convertible Preferred Stock pursuant to Section 8 hereof, the holder of such share shall be entitled to receive an amount in cash equal to such share's Conversion Payment.

         Section 10. Reports as to Adjustments.

         Whenever the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible (or the number of votes to which each share of Convertible Preferred Stock is entitled) is adjusted as provided in Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

         Section 11. Tax Matters.

         Except as otherwise agreed to in writing by the Corporation, holders of Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an "IRS Form"). If the Corporation determines, in its sole discretion, that such IRS Form entitles the holder to either (x) a complete exemption from withholding taxes or (y) a reduction of withholding taxes, with respect to any payment to such holder pursuant to the Convertible Preferred Stock, the Corporation shall not withhold from such payment or shall withhold such reduced amount of withholding taxes from such payment, as the case may be. In all other cases, the Corporation shall be entitled to withhold from any payment to such holder of Convertible Preferred Stock with respect to such Convertible Preferred Stock the applicable amount of any United States federal, state, local or foreign withholding tax that the Corporation, in its sole discretion, believes it is required to withhold pursuant to applicable law. Notwithstanding the above or anything else in this Certificate of Designations, the Corporation shall, unless otherwise determined after the date hereof by an applicable taxing authority or court of competent jurisdiction, take the position for federal, state and local income tax purposes that neither any accretion of the dividend under Section 2(a) of the Certificate of Designations nor any difference between issue price and redemption price of the Convertible Preferred Stock gives rise to a distribution taxable to holders of such stock uunder Section 305 of the Code or the regulations thereunder, and shall file all tax returns (including information returns, if any) consistent with that position.

         Section 12. Definitions.

         For the purposes of the Certificate of Designations of Convertible Preferred Stock which embodies this resolution:

         "Accrued Value" means, with respect to a share of Convertible Preferred Stock, the sum of (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Convertible Preferred Stock) (i) $1,195.618 plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Sections 2(a)(ii), 4(b)(iv), 4(c)(iii) and 4(c)(iv).

         "Adjusted Accrued Value" means an amount per share of Convertible Preferred Stock equal to the sum of (i) the Stated Value plus (ii) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Sections 2(a)(ii), 4(b)(iv), 4(c)(iii) and 4(c)(iv) plus (iii) an amount equal to all accrued and unpaid dividends on such share which have not been added to Accrued Value; provided, however, that solely for purposes for
Section 4(c)(i), the Adjusted Accrued Value component of Liquidation Preference shall mean the product of (A) the Adjusted Accrued Value as calculated absent this proviso and (B) 1.01.

         "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "Berkshire/Greenbriar Investors" means any of the parties defined as an "Investor" in the Stockholders Agreement, dated [ ], 2003, among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P. and Greenbriar Equity Fund, L.P.

         "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "Change of Control" shall have the meaning assigned to such term in the Senior Subordinated Note Indenture in effect as of the date hereof.

         "Closing Price" per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors.

         "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

         "Conversion Payment" means (i) an amount equal to the aggregate of all accrued but unpaid dividends (whether or not declared) on such share which have been added to Accrued Value as provided for in Section 2(a)(ii) prior to the occurrence of a Dividend Accrual Event plus (ii) an amount equal to all accrued and unpaid dividends on such share which have not been added to Accrued Value prior to the occurrence of a Dividend Accrual Event.

         "Conversion Price" shall be equal to the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

         "Current Market Price" per share of Common Stock on any date shall be the average of the Closing Prices of a share of Common Stock for the five consecutive Trading Days selected by the Corporation commencing not less than 10 Trading Days nor more than 20 Trading Days before the date in question. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Closing Price, the Current Market Price of the Common Stock on such day shall be determined in good faith by the Board of Directors.

         "Debt Instruments" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Senior Subordinated Indenture.

         "Dividend Accrual Event" shall occur if the Closing Price per share of Common Stock over any sixty (60) consecutive Trading Days exceeds an amount per share equal to 200% of the Initial Conversion Price; provided that the 60th consecutive Trading Day is a date that is later than the three year anniversary of the Issuance Date.

         "Dividend Commencement Date" shall mean the date that is the three year anniversary of the Issuance Date.

         "Dividend Payment Date" means each of January 15, April 15, July 15 and October 15, except that if such date is not a Business Day then the Dividend Payment Date shall be the next day that is a Business Day.

         "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment
Date).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Fair Market Value" with respect to any property shall mean the value assigned in good faith to such property by the Board of Directors.

         "GAAP" means United States generally accepted accounting principles.

         "Indenture Change of Control" shall have the meaning assigned to the term "Change of Control" in the Senior Subordinated Note Indenture.

         "Initial Conversion Price" means $3.00 (as adjusted for any split, subdivision, combination, consolidation or reclassification of the Common Stock).

         "Initial Dividend Period" means the dividend period commencing on the Dividend Commencement Date and ending on the first Dividend Payment Date to occur thereafter (but without including such Dividend Payment Date).

         "Issuance Date" means the original date of issuance of the Convertible Preferred Stock.

          "Junior Stock" means the Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or established hereafter (other than the Series B Preferred Stock) unless such class of Capital Stock or series of Preferred Stock is issued and established after the date of this Certificate of Designations and expressly provides that such class or series will rank on parity with (together with the Series B Preferred Stock, the "Parity Stock") or senior to ("Senior Stock") the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution.

         "Junior Stock Distribution" means the declaration or payment or setting apart for payment of any dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) or other distribution declared or made upon Junior Stock, or the redemption, repurchase or other acquisition of any Junior Stock.

         "Liquidation Preference" has the meaning set forth in Section 6 above.

         "Mandatory Conversion Event" shall occur if the Closing Price per share of Common Stock over any sixty (60) consecutive Trading Days exceeds an amount per share equal to 300% of the Initial Conversion Price; provided that the 60th consecutive Trading Day is a date that is later than the three year anniversary of the Issuance Date.

         "Mandatory Redemption Obligation" means any redemption obligation of the Corporation pursuant to Sections 4(b) or 4(c) hereof.

         "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

         "Senior Subordinated Note Indenture" means the Indenture, dated January 21, 1999, between the Corporation and The Bank of New York, as trustee, relating to the issuance of the Corporation's 9-3/4% Senior Subordinated Notes due 2009.

         "Series B Certificate of Designations" means the Certificate of Designations governing the Series B Preferred Stock.

         "Series B Liquidation Preference" shall have the meaning assigned to "Liquidation Preference" in the Series B Certificate of Designations.

         "Series B Preferred Stock" means the Corporation's Series B Convertible Preferred Stock, without par value.

         "Stated Value" means, with respect to a share of Convertible Preferred Stock, $1,000 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Convertible Preferred Stock).

         "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Surviving Person" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Convertible Preferred Stock to be duly executed this ____ day of ___________, 2003.

                                                     HEXCEL CORPORATION


                                                     By:
                                                        ---------------------
                                                        Name:
                                                        Title:

                                                                    EXHIBIT B

                                    FORM OF

                          CERTIFICATE OF DESIGNATIONS

                                      of

                                   SERIES B
                          CONVERTIBLE PREFERRED STOCK

                                      of

                              HEXCEL CORPORATION

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


         Hexcel Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Restated Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, without par value, designated as Series B Convertible Preferred Stock:

         RESOLVED, that a series of authorized Preferred Stock, without par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. Designation and Amount; Rank.

         (a) Designation and Amount. The shares of such series shall be designated as the "Series B Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be 125,000 shares of Convertible Preferred Stock. Section 11 contains the definitions of certain defined terms used herein.

         (b) Rank. Except as otherwise set forth herein, the Convertible Preferred Stock shall (i) with respect to Participating Dividends (as defined below) rank pari passu with all Junior Stock and (ii) with respect to distributions upon liquidation, winding-up and dissolution, whether voluntary or involuntary, of the Corporation, whether now or hereafter issued, rank senior to all Junior Stock and rank on parity with all Parity Stock, including, without limitation, the Series A Preferred Stock.

         Section 2. Dividends and Distributions. In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Convertible Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as dividends (the "Participating Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend or distribution on the Common Stock; provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation (as defined in Section 7(a) below) shall be disregarded. Such Participating Dividends shall be payable on the same payment date as the payment date for the dividend on the Common Stock established by the Board of Directors (the " Participating Dividend Payment Date"); provided, however, that if the Corporation declares and pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of Common Stock (or options, rights, warrants or other securities convertible into or exchangeable for Common Stock), then no such dividend or distribution shall be payable in respect of the Convertible Preferred Stock on account of the portion of such dividend or distribution on the Common Stock payable in Common Stock and in lieu thereof the applicable anti-dilution adjustment in Section 7(b) below shall apply. The record date for any such Participating Dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such Participating Dividends shall be payable to the holders of record of shares of the Convertible Preferred Stock on the applicable record date, as they appear on the share records of the Corporation at the close of business on such record date.

         Section 3. Voting Rights.

         (a) General. Except as otherwise required by law or expressly provided herein, each holder of Convertible Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Corporation, voting together with the holders of the Common Stock and Series A Preferred Stock as a single class, with each holder of shares of Convertible Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted in accordance with Section 7 hereof as of the record date for the vote or consent which is being taken.

         (b) Voting With Respect to Certain Matters. In addition to any matters requiring a separate vote of the Convertible Preferred Stock under applicable law, the Corporation shall not, without the prior consent or approval of the holders of at least seventy percent (70%) of the issued and outstanding shares of Convertible Preferred Stock, voting as a single class, amend, alter, repeal or restate its certificate of incorporation, by-laws or this Certificate of Designations (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner that alters or changes, in any adverse manner, the powers, preferences, privileges or rights of the Convertible Preferred Stock or which otherwise would adversely affect the rights, privileges or preferences of the Convertible Preferred Stock.

         Section 4. Redemption.

         (a) General. Except as provided in this Section 4, the Corporation shall have no right to redeem any shares of Convertible Preferred Stock.

         (b) Mandatory Redemption.

         (i) On January 22, 2010 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem (subject to the legal availability of funds therefor) each remaining outstanding share of Convertible Preferred Stock for an amount equal to such share's Redemption Amount. If the Redemption Amount of each share under this Section 4(b) is equal to the Participating Redemption Amount rather than the Stated Value, the Corporation shall pay the Redemption Amount by issuing to the holder of each such share of Convertible Preferred Stock a number of shares of Common Stock equal to the Stated Value divided by the Conversion Price. If the Redemption Amount under this Section 4(b) is equal to the Stated Value rather than the Participating Redemption Amount or if such holder has elected to receive cash in respect of such holder's shares of Series A Preferred Stock pursuant to the last proviso of
Section 4(b)(i) of the Series A Certificate of Designations, the Redemption Amount for each share of Convertible Preferred Stock shall be paid by paying to the holder of such share of Convertible Preferred Stock an amount in cash equal to the Stated Value. The Corporation shall take all actions required or permitted under the DGCL to permit such redemption of the Convertible Preferred Stock.

         (ii) If notice has been mailed in accordance with Section 4(b)(iii) and provided that on or before the Mandatory Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Mandatory Redemption Date, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Amount) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Amount.

         (iii) Notice of any redemption pursuant to this Section 4(b) shall be sent by or on behalf of the Corporation not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the giving of notice for the redemption of any shares of Convertible Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.

         (iv) If at the Mandatory Redemption Date, the Corporation does not have sufficient capital and surplus legally available to redeem all the outstanding shares of the Convertible Preferred Stock, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock as it legally may redeem until it has redeemed all of the outstanding shares of the Convertible Preferred Stock. Shares of the Convertible Preferred Stock not redeemed on the Mandatory Redemption Date shall remain outstanding and be entitled to all of the rights and privileges contained in this Certificate of Designations until such shares are redeemed by the Corporation in accordance with this Section 4(b) at the Redemption Amount. If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series A Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series A Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

         (c) Redemption Upon a Change of Control.

         (i) In the event there occurs a Change of Control, the Corporation shall offer to purchase from each holder of Convertible Preferred Stock all of the number of shares of Convertible Preferred Stock of such holder equal to the number of shares of Series A Preferred Stock the Corporation redeems from such holder under Section 4(c) of the Series A Certificate of Designations for an amount in respect of each share of Convertible Preferred Stock held by such holder equal to the Redemption Amount of such share of Convertible Preferred Stock, by delivery of a notice of such offer (a "Change of Control Redemption Offer") within ten Business Days following the Change of Control. In the event of a Change of Control, each holder of Convertible Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase such number of shares of Convertible Preferred Stock equal to the number of shares of Series A Preferred Stock the Corporation redeems from such holder under
Section 4(c) of the Series A Certificate of Designations for an amount in respect of each share of Convertible Preferred Stock so purchasable equal to the Redemption Amount of such share of Convertible Preferred Stock as follows. If the Redemption Amount of each share under this Section 4(c) is equal to the Participating Redemption Amount rather than the Stated Value of such share, the Corporation shall pay the Redemption Amount by issuing to a holder for each share of Convertible Preferred Stock held by such holder a number of shares of Common Stock equal to the Stated Value divided by the Conversion Price. If the Redemption Amount under this Section 4(c) is equal to the Stated Value rather than Participating Redemption Amount or if such holder has elected to receive cash in respect of such holder's shares of Series A Preferred Stock pursuant to the last proviso of Section 4(c)(i) of the Series A Certificate of Designations, the Redemption Amount for each share of Convertible Preferred Stock shall be paid by (a) paying to the holder of such share of Convertible Preferred Stock an amount in cash equal to the Adjusted Value and (b) issuing to the holder of such share of Convertible Preferred Stock a number of shares of Common Stock equal to the quotient obtained by dividing (i) the excess of the Stated Value over the Adjusted Value by (ii) the Conversion Price. Shares of the Convertible Preferred Stock not redeemed pursuant to this Section 4(c)(ii) shall remain outstanding and be entitled to all of the rights and privileges contained in this Certificate of Designations.

         (ii) Within ten Business Days following the occurrence of a Change of Control, the Corporation shall give notice by mail to each holder of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, of such event, which notice shall set forth
(i) each holder's right to require the Corporation to redeem any or all amount (determined in accordance with Section 4(c)(i)) of shares of Convertible Preferred Stock held by such holder, (ii) the redemption date (which date shall be no more than 30 Business Days following the date of such mailed notice), (iii) that any shares of Convertible Preferred Stock not tendered will continue to be entitled to dividends as provided for in Section 2 hereof and (iv) the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a record holder of shares of Convertible Preferred Stock shall elect to require the Corporation to redeem any or all of such holder's shares of Convertible Preferred Stock pursuant to this Section 4(c), such holder shall deliver within 20 Business Days of the mailing to it of the Corporation's notice described in this Section 4(c)(ii) (a "Change of Control Redemption Request"), a written notice to the Corporation so stating and specifying the number of such holder's shares to be redeemed pursuant to this Section 4(c). The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice required by this Section 4(c)(ii), or the formal insufficiency of any such notice, shall not prejudice the rights of any holders of shares of Convertible Preferred Stock to cause the Corporation to redeem all such shares held by them. Notwithstanding the foregoing, the Board of Directors may modify any offer (other than with respect to the price to be paid in accordance with Section 4(c)(i) hereof) pursuant to this Section 4(c) to the extent necessary to comply with the Exchange Act and the rules and regulations thereunder.

         (iii) If upon a Change of Control, the Corporation does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of the Convertible Preferred Stock that the holders thereof have required the Corporation redeem, the Corporation shall take all measures permitted under the DGCL to increase the amount of its capital and surplus legally available, and the Corporation shall redeem as many shares of the Convertible Preferred Stock as it may legally redeem, ratably from the holders electing redemption thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of the Convertible Preferred Stock held by such holders as it legally may until it has redeemed all of the shares of the Convertible Preferred Stock the holders thereof require it to redeem. Shares of the Convertible Preferred Stock not redeemed upon receipt of a Change of Control Redemption Request shall remain outstanding and be entitled to all of the rights and privileges contained in this Certificate of Designations until such shares are redeemed by the Corporation in accordance with this Section 4(c). If, and so long as, any Mandatory Redemption Obligation with respect to shares of Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase or otherwise acquire any Parity Stock (other than in accordance with the Series A Certificate of Designations) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (other than in accordance with the Series A Certificate of Designations or except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Convertible Preferred Stock) or (ii) declare or make any Junior Stock Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

         (iv) Notwithstanding anything to the contrary herein, until the Corporation's 9-3/4% Senior Subordinated Notes due 2009 (the "Notes") have been repurchased or repaid or permission for such redemption has been granted under the Notes, the Corporation shall not effect a redemption pursuant to
Section 4(c) hereof; provided, however, that any failure to effect a redemption under this Section 4(c)(iv) shall be treated for all intents and purposes as a failure to redeem under Section 4(c)(iii) and the shares of the Convertible Preferred Stock not redeemed upon receipt of a Change of Control Redemption Request shall remain outstanding and be entitled to all of the rights and privileges contained in this Certificate of Designations until such shares are redeemed by the Corporation in accordance with this Section 4(c). Any shares not redeemed due to the terms of this Section 4(c)(iv) shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption) under the Notes.

         (d) In the event the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability, to (A) redeem all shares of Convertible Preferred Stock entitled to a redemption pursuant to this Section 4 and (B) redeem all shares of Series A Preferred Stock entitled to a redemption pursuant to Section 4 of the Series A Certificate of Designations, then the Corporation shall redeem the Convertible Preferred Stock and Series A Preferred Stock pro rata based on the relative amounts of the redemption payments payable to the holders of such series in the aggregate. Any shares not redeemed because the Corporation does not have sufficient capital, surplus or other funds available, or the Debt Instruments otherwise restrict its ability to do so, shall be redeemed as soon as the Corporation is able to effect a redemption of such shares (ratably in proportion to share ownership in the event of any partial redemption).

         Section 5. Reacquired Shares.

         Any shares of Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the DGCL. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without par value, of the Corporation and may be reissued as part of another series of Preferred Stock, without par value, of the Corporation.

         Section 6. Liquidation, Dissolution or Winding Up. If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law (any such laws, the "Bankruptcy Law"), or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation (any such event, a "Liquidation"), each holder shall be entitled to receive out of assets of the Corporation available for distribution to its stockholders, in preference to any distribution to holders of Junior Stock, including without limitation Common Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder (such amount being such share's "Liquidation Preference") equal to the greater of (i) the Adjusted Value plus the amount of proceeds that would be distributed in such Liquidation to a holder of the number of shares of Common Stock of the Corporation equal to the quotient obtained by dividing (x) the Stated Value minus the Adjusted Value, by (y) the Conversion Price, and (ii) the amount that would be payable to such holder in respect of Common Stock issuable upon conversion of such share of Convertible Preferred Stock if all outstanding shares of Convertible Preferred Stock were converted into Common Stock immediately prior to the Liquidation in accordance with Section 7 hereof (the amount in this clause (ii) being referred to as the "Participating Preference Amount"); provided, however, that solely for the purpose of determining the number of shares of Common Stock into which the Convertible Preferred Stock is then convertible, the Conversion Limitation shall be disregarded; provided, further, in the event of a Liquidation that occurs due to a voluntary or involuntary case of the Corporation under Bankruptcy Law, if the Liquidation Preference with respect to each share of Convertible Preferred Stock is equal to the Participating Preference Amount, then, notwithstanding anything to the contrary in this Certificate of Designations, each holder shall receive, out of the assets of the Corporation available for distribution to its stockholders, such Liquidation Preference as follows: (x) in preference to any distribution to holders of Junior Stock, an amount of cash with respect to each share of Convertible Preferred Stock held by such holder equal to the (i) Adjusted Value plus (ii) the amount of proceeds that would be distributed in such Liquidation to a holder of the number of shares of Common Stock of the Corporation equal to the quotient obtained by dividing (A) the Stated Value minus the Adjusted Value, by (B) the Conversion Price, and (y) thereafter, the holders of Convertible Preferred Stock shall be entitled to share in all remaining assets of the Corporation, pari passu with the holders of the Common Stock (with the holders of the Convertible Preferred Stock deemed to hold that number of shares of Common Stock into which Convertible Preferred Stock with a Liquidation Preference equal to the Excess Amount could be converted) until the holders of Convertible Preferred Stock shall have received an amount equal to the amount by which the Participating Preference Amount exceeds the (i) Adjusted Value plus (ii) the amount of proceeds that would be distributed in such Liquidation to a holder of the number of shares of Common Stock of the Corporation equal to the quotient obtained by dividing (A) the Stated Value minus the Adjusted Value, by (B) the Conversion Price (the "Excess Amount"). No full preferential payment on account of any dissolution, winding-up or liquidation of the Corporation shall be made to the holders of any class of Parity Stock unless there shall likewise be paid at the same time to the holders of the Convertible Preferred Stock the full amounts to which such holders are entitled with respect to such distribution. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding Convertible Preferred Stock and outstanding shares of Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the full respective preferential payments that would be payable on such shares of Convertible Preferred Stock and such shares of Parity Stock if all amounts payable thereon were payable in full.

         Section 7. Optional Conversion.

         Each share of Convertible Preferred Stock may, at the option of the holder thereof, be converted into shares of Common Stock at any time, whether or not the Corporation has given notice of redemption under Section 4, on the terms and conditions set forth in this Section 7.

         (a) Terms of Conversion. Each share of Convertible Preferred Stock shall be convertible at any time, and from time to time, in the manner hereinafter set forth into a number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing the Stated Value by the Conversion Price; provided, however, that in no event shall shares of Convertible Preferred Stock be convertible into Common Stock to the extent, and at any time, that (i) such conversion would cause the holder thereof (together with its affiliates) to have beneficial ownership (which shall have the meaning as used in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that for the purposes of this Section 7(a), such meaning shall include the right to acquire securities, whether or not such right is exercisable immediately) of more than 39.9% of the voting power of the Corporation's outstanding voting stock, and (ii) the Notes are outstanding and beneficial ownership by any holder or group of holders of at least 40% of the voting power of the Corporation's outstanding voting stock would constitute a "change of control" thereunder (the "Conversion Limitation") (it being understood for the purposes of this Section 7(a) that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation shall be applied pro rata, based on ownership of Convertible Preferred Stock as amongst the Berkshire/Greenbriar Investors); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations.

         (b) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (i) In case the Corporation shall at any time or from time to time after the original issuance of the Convertible Preferred Stock declare a dividend or make a distribution on the outstanding shares of Common Stock or securities convertible into Common Stock, in either case, in shares of Common Stock, or effect a subdivision, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 7(b)(i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, consolidation or combination, at the close of business on the day upon which such corporate action becomes effective.

         (ii) All calculations of the Conversion Price shall be made to the nearest one one-hundredth of a cent.

         (iii) For purposes of any adjustment of the Conversion Price pursuant to paragraph (i) of this Section 7(b), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

         (c) Reorganization, Consolidation, Merger, Asset Sale. In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 7(b)), or in case of any consolidation or merger of the Corporation with or into another Person, or in case of any sale or conveyance to another Person of the property of the Corporation as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each share of Convertible Preferred Stock then outstanding shall thereafter be convertible into, upon receipt of any requisite governmental approvals, in lieu of the Common Stock issuable upon such conversion prior to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to the consummation of such Transaction. In any such case, the Corporation will make appropriate provisions (as determined in good faith by the Board of Directors) to ensure that the provisions of Sections 2-3, 4(a), 4(c), 6 and 7 herein will continue to be applicable to the Convertible Preferred Stock or any such other shares of stock and other securities (other than Common Stock) and property deliverable upon conversion of the shares of Convertible Preferred Stock remaining outstanding following the Transaction. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

         Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person (as defined in Section 11) thereof, if other than the Corporation, shall assume, by written instrument mailed to each record holder of shares of Convertible Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation, the obligation to deliver to such holder such cash, property and securities to which, in accordance with the foregoing provisions, such holder is entitled. Nothing contained in this Section 7(c) shall limit the rights of holders of the Convertible Preferred Stock to convert the Convertible Preferred Stock or to require the Corporation to effect a redemption in connection with a Transaction.

         (d) Conversion Procedures. The holder of any shares of Convertible Preferred Stock may exercise its right to convert such shares into shares of Common Stock at any time by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Convertible Preferred Stock to be converted duly endorsed to the Corporation in blank accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 7. The Corporation will pay any and all documentary, stamp or similar issue or transfer tax and any other taxes that may be payable in respect of any issue or delivery of shares of Common Stock to the holder on conversion of the Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes are inapplicable), the Corporation shall deliver or cause to be delivered (i) certificates (which shall bear legends, if appropriate) registered in the name of such holder representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Convertible Preferred Stock so converted shall be entitled, (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted and (iii) payment of all amounts to which a holder is entitled pursuant to Section 7(e) hereof. Such conversion shall be deemed to have been made at the close of business on the date of receipt of such notice and of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         (e) Fractional Shares. In connection with the conversion of any shares of Convertible Preferred Stock pursuant to this Section 7 or Section 8, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest (after aggregating all such shares being converted) in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the day on which such shares of Convertible Preferred Stock are deemed to have been converted.

         (f) Dividends; Distributions. In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with or into another corporation, or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least twenty
(20) days' prior written notice to the registered holders of the Convertible Preferred Stock at the addresses of each as shown on the books of the Corporation of the date on which (i) the books of the corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date, if known, as of which the holders of the Common Stock and of the Convertible Preferred Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock or Convertible Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance, or participate in such dissolution, liquidation or winding up, as the case may be.

         The Corporation shall at all times reserve and keep available, free from liens, charges and security interests and not subject to any pre-emptive rights, for issuance upon conversion of the Convertible Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Convertible Preferred Stock.

         Section 8. Mandatory Conversion. Whether or not the Corporation has given notice of a redemption pursuant to Section 4, each share of Convertible Preferred Stock shall, immediately upon the occurrence of a Mandatory Conversion Event, automatically convert into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Convertible Preferred Stock shall be entitled upon such automatic conversion shall be determined by dividing (x) the Stated Value by (y) the Conversion Price in effect at the close of business on the Business Day immediately preceding such date; provided, however, that in no event shall shares of Convertible Preferred Stock be converted into Common Stock to the extent, and at any time, the Conversion Limitation is applicable (it being understood for the purposes of this Section 8 that any securities beneficially owned by any Berkshire/Greenbriar Investor will be deemed to be beneficially owned by all Berkshire/Greenbriar Investors and that any Conversion Limitation applied under this Section 8 shall be applied as amongst the Berkshire/Greenbriar Investors pro rata, based on ownership of the Convertible Preferred Stock); provided, further, any shares of Convertible Preferred Stock which are not convertible at any time pursuant to this Section 8 due to the Conversion Limitation shall remain outstanding and entitled to all of the rights and privileges contained in this Certificate of Designations. Any holder's shares of Convertible Preferred Stock not convertible pursuant to this Section 8 due to the Conversion Limitation shall, immediately upon such time as the Conversion Limitation is no longer applicable to such holder, automatically convert into fully-paid and non-assessable shares of Common Stock in accordance with the formula provided for in the immediately preceding sentence of this Section 8. Any conversion pursuant to this Section 8 shall occur automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the occurrence of such automatic conversion of the Convertible Preferred Stock, the Corporation shall provide written notice to the holders of the Convertible Preferred Stock and the holders of the Convertible Preferred Stock shall, a reasonable time thereafter, surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All certificates evidencing shares of Convertible Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the occurrence of the Mandatory Conversion Event, be deemed to have been retired and cancelled and the shares of Convertible Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

         Section 9. Reports as to Adjustments.

         Whenever the number of shares of Common Stock into which each share of Convertible Preferred Stock is convertible (or the number of votes to which each share of Convertible Preferred Stock is entitled) is adjusted as provided in Section 7, the Corporation shall promptly mail to the holders of record of the outstanding shares of Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock into which the shares of Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

         Section 10. Tax Matters.

         Except as otherwise agreed to in writing by the Corporation, holders of Convertible Preferred Stock shall provide the Corporation, in the time and the manner prescribed by applicable law, validly completed and executed Internal Revenue Service Forms W-9 or W-8BEN or other applicable W-8 (each an "IRS Form"). If the Corporation determines, in its sole discretion, that such IRS Form entitles the holder to either (x) a complete exemption from withholding taxes or (y) a reduction of withholding taxes, with respect to any payment to such holder pursuant to the Convertible Preferred Stock, the Corporation shall not withhold from such payment or shall withhold such reduced amount of withholding taxes from such payment, as the case may be. In all other cases, the Corporation shall be entitled to withhold from any payment to such holder of Convertible Preferred Stock with respect to such Convertible Preferred Stock the applicable amount of any United States federal, state, local or foreign withholding tax that the Corporation, in its sole discretion, believes it is required to withhold pursuant to applicable law. Notwithstanding the above or anything else in this Certificate of Designations, the Corporation shall, unless otherwise determined after the date hereof by an applicable taxing authority or court of competent jurisdiction, take the position for federal, state and local income tax purposes that any difference between issue price and redemption price of the Convertible Preferred Stock does not give rise to a distribution taxable to holders of such stock under Section 305 of the Code or the regulations thereunder, and shall file all tax returns (including information returns, if any) consistent with that position.

         Section 11. Definitions.

         For the purposes of the Certificate of Designations of Convertible Preferred Stock which embodies this resolution:

         "Adjusted Value" shall equal the Stated Value multiplied by the lesser of (1) 1.00, and (2) the quotient obtained by dividing (a) the number of days elapsed between the Issuance Date and the date of Liquidation (in the case of Section 6) or redemption (in the case of Section 4), as applicable by
(b) 1096.

         "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "Berkshire/Greenbriar Investors" means any of the parties defined as an "Investor" in the Stockholders Agreement, dated [ ], 2003, among Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Fund VI Investment Corp., Berkshire Investors LLC, Greenbriar Co-Investment Partners, L.P. and Greenbriar Equity Fund, L.P.

         "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "Change of Control" shall have the meaning assigned to such term in the Senior Subordinated Note Indenture in effect as of the date hereof.

         "Closing Price" per share of Common Stock on any date shall be the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors.

         "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

         "Conversion Price" shall be equal to the Initial Conversion Price, subject to adjustment as provided in Section 7(b).

         "Current Market Price" per share of Common Stock on any date shall be the average of the Closing Prices of a share of Common Stock for the five consecutive Trading Days selected by the Corporation commencing not less than 10 Trading Days nor more than 20 Trading Days before the date in question. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Closing Price, the Current Market Price of the Common Stock on such day shall be determined in good faith by the Board of Directors.

         "Debt Instruments" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Senior Subordinated Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         "Fair Market Value" with respect to any property shall mean the value assigned in good faith to such property by the Board of Directors.

         "GAAP" means United States generally accepted accounting principles.

         "Indenture Change of Control" shall have the meaning assigned to the term "Change of Control" in the Senior Subordinated Note Indenture.

         "Initial Conversion Price" means $3.00 (as adjusted for any split, subdivision, combination, consolidation or reclassification of the Common Stock).

         "Issuance Date" means the original date of issuance of the Convertible Preferred Stock.

          "Junior Stock" means the Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or established hereafter (other than the Series A Preferred Stock) unless such class of Capital Stock or series of Preferred Stock is issued and established after the date of this Certificate of Designations and expressly provides that such class or series will rank on parity with (together with the Series A Preferred Stock, the "Parity Stock") or senior to ("Senior Stock") the Convertible Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution.

         "Junior Stock Distribution" means the declaration or payment or setting apart for payment of any dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock) or other distribution declared or made upon Junior Stock, or the redemption, repurchase or other acquisition of any Junior Stock.

         "Liquidation Preference" has the meaning set forth in Section 6 above.

         "Mandatory Conversion Event" shall occur if the Closing Price per share of Common Stock over any sixty (60) consecutive Trading Days exceeds an amount per share equal to 300% of the Initial Conversion Price; provided that the 60th consecutive Trading Day is a date that is later than the three year anniversary of the Issuance Date.

         "Mandatory Redemption Obligation" means any redemption obligation of the Corporation pursuant to Sections 4(b) or 4(c) hereof.

         "Participating Redemption Amount" has the meaning set forth in the definition of Redemption Amount below.

         "Person" means an individual, partnership, corporation, limited liability company or partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof, or other entity of any kind.

         "Redemption Amount" means, with respect to each share of Convertible Preferred Stock held by a holder, the greater of (i) the Stated Value of such share of Convertible Preferred Stock and (ii) the amount that would be payable to such holder in respect of Common Stock issuable upon conversion of such share of Convertible Preferred Stock if all outstanding shares of Convertible Preferred Stock were converted into Common Stock immediately prior to a redemption in accordance with Section 4 hereof (the amount in this clause (ii) being referred to as the "Participating Redemption Amount").

         "Senior Subordinated Note Indenture" means the Indenture, dated January 21, 1999, between the Corporation and The Bank of New York, as trustee, relating to the issuance of the Corporation's 9-3/4% Senior Subordinated Notes due 2009.

         "Series A Certificate of Designations" means the Certificate of Designations governing the Series A Preferred Stock.

         "Series A Liquidation Preference" shall have the meaning assigned to "Liquidation Preference" in the Series A Certificate of Designations.

         "Series A Preferred Stock" means the Corporation's Series A Convertible Preferred Stock, without par value.

         "Stated Value" means, with respect to a share of Convertible Preferred Stock, $195.618 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Convertible Preferred Stock).

         "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         "Surviving Person" means the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person consolidating with or merging into the Corporation in a merger, consolidation or other corporate combination in which the Corporation is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Corporation is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect Subsidiary of a Person, the parent entity shall be deemed to be a Surviving Person.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any Business Day.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Convertible Preferred Stock to be duly executed this ____ day of ___________, 2003.

                                             HEXCEL CORPORATION


                                             By:
                                                ----------------------
                                                Name:
                                                Title:

                                                                    EXHIBIT C

                                     FORM OF

                             STOCKHOLDERS AGREEMENT

                                   dated as of

                                    [ ], 2003

                                      among

                     Berkshire Fund V, Limited Partnership,

                     Berkshire Fund VI, Limited Partnership,

                       Berkshire Fund V Investment Corp.,

                       Berkshire Fund VI Investment Corp.,

                             Berkshire Investors LLC

                     Greenbriar Co-Investment Partners, L.P.

                          Greenbriar Equity Fund, L.P.

                                       and

                               Hexcel Corporation

         STOCKHOLDERS AGREEMENT, dated as of [ ], 2003, among Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), Berkshire Fund V Investment Corp., a Massachusetts corporation ("Berkshire V Investment Corp."), Berkshire Fund VI Investment Corp., a Massachusetts corporation ("Berkshire VI Investment Corp."), Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire Investors"), Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Fund"), and Hexcel Corporation, a Delaware corporation ("Hexcel").

         WHEREAS, Berkshire Investors, Berkshire V, Berkshire VI, Greenbriar Co-Investment and Greenbriar Fund and Hexcel are parties to a Stock Purchase Agreement, dated as of December 18, 2002 (the "Purchase Agreement"), and have consummated the transactions contemplated therein (the "Transactions"), whereby the Investors now Beneficially Own approximately [ ]% of the Total Voting Power of Hexcel (as such terms are defined below); and

         WHEREAS, the parties hereto wish to further establish the nature of their relationship and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to the Investors' ownership of Voting Securities (as such terms are defined below).

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ACQUISITION SHARES" means additional Voting Securities (other than the Series B Convertible Preferred Stock), the Beneficial Ownership of which may be, subject to Section 4.01(b) hereof, acquired by purchase or otherwise; provided, however, that under no circumstances shall the Investors be permitted to own more than 39.5% of the Total Voting Power of Hexcel.

         "ADDITIONAL SHARES" means, as of any date of determination, shares of Hexcel Common Stock the Beneficial Ownership of which may be acquired by the Investors pursuant to grants of stock options or other stock-based awards to the Investor Directors by Hexcel pursuant to any stock option or stock incentive plan approved by the Board of Directors of Hexcel, including without limitation the Hexcel Incentive Stock Plan.

         An "AFFILIATE" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

         Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, except for the rights set forth in Section 3.02 hereof, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

         "BOARD" means the board of directors of Hexcel.

         "BROAD DISTRIBUTION" with respect to Voting Securities, means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of Beneficial Ownership of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person (other than any Investor and other than any underwriter acting in such capacity in an underwritten public offering of Hexcel Common Stock) would Beneficially Own in excess of 5% of the Total Voting Power of Hexcel.

         "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of Hexcel's assets.

         "CLOSING DATE" means the date of the closing of the Transactions.

         "CONVERSION SHARES" means, at any time, those shares of Hexcel Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

         "CONVERTIBLE PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

         "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by the Investors), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including the Investors and their Affiliates.

         "DEBT INSTRUMENTS" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Indenture, dated as of January 21, 1999, relating to Hexcel's 9-3/4% Senior Subordinated Notes Due 2009 (the "SENIOR INDENTURE").

         "DISINTERESTED DIRECTORS" means, with respect to any Buyout Transaction, those directors of Hexcel which are not interested directors (within the meaning of Section 144 of the Delaware General Corporation Law) with respect to such Buyout Transaction, it being understood that no Investor Nominee shall be deemed to be not interested with respect to any Investor Buyout Transaction.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GOLDMAN DIRECTOR" means a director who is nominated to the Board by either of GS Capital Partners 2000 L.P. or LXH II, L.L.C. pursuant to the Goldman Governance Agreement.

         "GOLDMAN GOVERNANCE AGREEMENT" shall mean the Amended and Restated Governance Agreement, dated [ ], 2003 among LXH, L.L.C., LXH II, L.L.C., GS Capital Partners 2000 L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GMBH & Co. Beteiligungs KG, and Stone Street Fund 2000, L.P and Hexcel.

         "GOLDMAN INVESTORS" means any of (i) LXH, L.L.C., (ii) LXH II, L.L.C.
(iii) GS Capital Partners 2000 L.P., (iv) GS Capital Partners 2000 Offshore, L.P., (v) GS Capital Partners 2000 Employee Fund, L.P., (vi) GS Capital Partners 2000 GMBH & Co. Beteiligungs KG, (vii) Stone Street Fund 2000, L.P. or (viii) The Goldman Sachs Group, Inc., or any direct or indirect Subsidiary of The Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions; provided, however, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with the Goldman Governance Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Goldman Governance Agreement to the same extent as the Goldman Investors and shall thereafter be deemed to be an "Investor" for all purposes of the Goldman Governance Agreement for so long as it holds Voting Securities.

         "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

         "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

         "HEXCEL" has the meaning set forth in the recitals to this Agreement.

         "HEXCEL COMMON STOCK" means the common stock of Hexcel, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to such common stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated through [ ], 2003 and any subsequent amendment thereto or replacement thereof approved by the Board of Directors of Hexcel.

         "INDEMNIFIED INDIVIDUALS" means each of the individuals who at any time were officers or directors of Hexcel and their respective heirs and personal and legal representatives.

         "INDEPENDENT DIRECTOR" means a director of Hexcel who is not an Investor Director or a Goldman Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors, the Goldman Investors or their respective Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors, the Goldman Investors or their respective Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

         "INITIAL SHARES" means (i) the 77,875 shares of Series A Convertible Preferred Stock purchased by the Investors pursuant to the Purchase Agreement,
(ii) the 77,875 shares of Series B Convertible Preferred Stock purchased by the Investors pursuant to the Purchase Agreement and (iii) the Conversion Shares (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock or Convertible Preferred Stock, as applicable).

         "INVESTOR BUYOUT TRANSACTION" means a Buyout Transaction by the Investors or their Affiliates or any other Person acting on behalf of the Investors or their Affiliates, or any Person who is part of a Group with the Investors, involving the acquisition of all (but not less than all) Voting Securities held by the Other Holders, provided that all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

         "INVESTOR DIRECTORS" means Investor Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

         "INVESTOR NOMINEES" means such Persons as are so designated by the Investors, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.03 hereof.

         "INVESTORS" means any of (i) Berkshire V, (ii) Berkshire VI, (iii) Berkshire Investors, (iv) Berkshire V Investment Corp. (for so long as it Beneficially Owns Voting Securities), (v) Berkshire VI Investment Corp. (for so long as it Beneficially Owns Voting Securities), (vi) Greenbriar Co-Investment,
(vii) Greenbriar Fund, or (viii) any investment entity controlled by or under common control with either of Berkshire Partners LLC or Greenbriar Equity Group LLC; provided, however, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with this Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors and shall thereafter be deemed to be an "Investor" for all purposes of this Agreement unless such Person does not hold any Voting Securities.

         "NON-INVESTOR DIRECTOR" means a director of Hexcel who is not an Investor Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

         "OTHER HOLDERS" means the holders of the Other Shares.

         "OTHER SHARES" means Voting Securities not Beneficially Owned by any of the Investors or the Goldman Investors.

         "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between Berkshire V, Berkshire VI, Berkshire Investors, Greenbriar Co-Investment, Greenbriar Fund and Hexcel.

         "REQUISITE CONSIDERATION" means consideration that is (i) approved by
(x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by the Investors), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.

         "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series A Convertible Preferred Stock.

         "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series B Convertible Preferred Stock.

         "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, without par value, of Hexcel.

         "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, without par value, of Hexcel.

         "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

         "STANDSTILL PERIOD" means the three-year period commencing on the Closing Date.

         "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

         "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

         "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than any of the Investors or any of their respective Affiliates, any other Person acting on behalf of any of the Investors or any of their respective Affiliates, or any Person who is part of a Group with any of the Investors or any of their respective Affiliates, that does not treat the Investors or their respective Affiliates differently than the Other Holders.

         "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, each share of Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Series A Certificate of Designations or Series B Certificate of Designations, as applicable. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by any other Person.

         "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

         "VOTING SECURITIES" means Hexcel Common Stock, the Convertible Preferred Stock and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.


                                   ARTICLE II
                              CORPORATE GOVERNANCE

         SECTION 2.01 BOARD OF DIRECTORS. Subject to Section 2.02(e), the Board shall consist of ten members, one of whom shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board.

         SECTION 2.02 INVESTORS BOARD REPRESENTATION. (a) Subject to Sections 2.02(d) and 2.05(c), for so long as the Investors Beneficially Own 15% or more of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and eight Non- Investor Directors (including at least five Independent Directors); provided, however, that in the event the Total Voting Power of Hexcel Beneficially Owned by the Investors at any time is below 15% of the Total Voting Power of Hexcel, the Investors shall have no further right to nominate two Directors pursuant to this Section 2.02(a); provided, further, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Hexcel Common Stock and/or Convertible Preferred Stock together representing 662/3% or more of the Total Voting Power of Hexcel represented by the Initial Shares as of the Closing Date to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least six Independent Directors).

         (b) Subject to Sections 2.02(d) and 2.05(c), for so long as the Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least six Independent Directors); provided, however, that in the event the Total Voting Power of Hexcel Beneficially Owned by the Investors at any time is below 10% of the Total Voting Power of Hexcel, the Investors shall have no further right to nominate one Investor Director pursuant to this Section 2.02(b).

         (c) Additional Shares shall not be included in any calculation of the Investors' Beneficial Ownership of the Total Voting Power of Hexcel under this Agreement.

         (d) Notwithstanding anything in this Agreement, Hexcel may increase the size of the Board through the appointment of one or more additional independent directors (as such term is used in the New York Stock Exchange ("NYSE") listing requirements) in order to comply with any applicable law, regulation or NYSE rule; provided, that, in the event of any such change, Hexcel will use its commercially reasonable best efforts to give the Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 2.02(a) and 2.02(b). Any director appointed to the Board pursuant to the first clause of this Section 2.02(d) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Investors shall perform any and all actions as reasonably requested by Hexcel in order for the Board to be changed pursuant to this Section 2.02(d).

         SECTION 2.03 DESIGNATION OF SLATE. (a) Any Investor Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated as provided in this Section 2.03, and any Non-Investor Director nominees who are to be included in any slate of directors pursuant to Section 2.02 shall be designated by majority vote by the then incumbent Non-Investor Directors (including the Chairman of the Board if he or she is an Independent Director) except that, to the extent that any such Non-Investor Director nominees are to be appointed by other holders of Voting Securities pursuant to any stockholders agreement existing on the date hereof between Hexcel and such holders of Voting Securities, such nominees shall be designated by such holders in accordance with the terms of such agreement. Hexcel's nominating committee, if any (or if there is no such nominating committee, the Board or any other duly authorized committee thereof), shall nominate each person so designated. The initial Investor Nominees shall be Robert J. Small and Joel S. Beckman. Upon consummation of the Transactions, a sufficient number of the then serving Independent Directors will resign in order to permit the appointment of the initial Investor Nominees to fill the vacancies thereby created. The remaining initial members of the Board shall be David E. Berges, Sanjeev Mehra, Peter Sacerdote, James Gaffney, [ ]1. The initial Chairman of the Board shall be David
E. Berges.

         (b) The parties hereby agree that for so long as (i) the Investors are permitted to designate two Investor Directors pursuant to this Agreement, one director shall be designated by Berkshire VI and one director shall be designated by Greenbriar Fund; and (ii) the Investors are permitted to designate one Investor Director pursuant to this Agreement, such director shall be designated by mutual agreement of Berkshire VI and Greenbriar Fund.

         (c) If, for any reason, all of the Investor Directors designated pursuant to Section 2.02 and this Section 2.03 are not elected to the Board by stockholders, then Hexcel shall exercise all authority under applicable law to cause any person designated by the Investors to be elected to the Board, and during any such absence of membership on the Board, Hexcel shall, after receiving notice from the Investors as to the identity of a representative of the Investors, (i) permit such representative to attend all Board meetings and to the extent contemplated by Section 2.04 all committees thereof as an observer; (ii) provide such representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof); (iii) provide such representative with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit such representative to have the same access to information concerning the business and operations of Hexcel as such representative would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board, permit such representative to discuss the affairs, finances and accounts of Hexcel with, and to make proposals and furnish advice with respect thereto, the Board, without voting; provided, in each case, that such representative agrees in writing to maintain the confidentiality of all materials and information provided to him pursuant to this Section 2.03(c) and to return to Hexcel all such materials and information at such time as such representative ceases to act as a representative pursuant to this Section 2.03(c).

--------------------------
1 The remaining members of the Board will be selected by Hexcel and shall consist of four members currently on the Board.


         SECTION 2.04 COMMITTEE MEMBERSHIP. So long as the Investors shall be entitled to designate two Investor Nominees for election to the Board under this Agreement, the finance, compensation, nominating, audit and any other committee of the Board shall consist of at least one Investor Director; provided, however, that if no Investor Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; provided, further, that Hexcel shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that Investor Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board, the Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations. The size of each committee of the Board shall be increased by one, as appropriate, on the Closing Date so as to allow for the appointment of an Investor Director to each such committee.

         SECTION 2.05 RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed in accordance with applicable law or Hexcel's by-laws, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be an Investor Director, the party that designated such Investor Director shall designate the replacement Investor Director. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be a Non-Investor Director, such Non-Investor Director (including the Chairman of the Board if he or she is a Non-Investor Director) shall be designated in accordance with the terms of this Agreement.

         (b) Subject to paragraph (c) below, if at any time the number of Investor Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter the Investors shall cause a sufficient number of Investor Directors to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Nominees that the Investors would have been entitled to designate had an election of directors taken place at such time. The Investors shall also cause a sufficient number of Investor Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by
Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.

         (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors decreases as a result of an issuance of Voting Securities by Hexcel (other than any of the issuances described in the last sentence of this Section 2.05(c)), the Investors may notify Hexcel that the Investors intend to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain their then current level of Board representation within 90 days. In such event, until the end of such period (and thereafter if the Investors in fact restore their percentage of the Total Voting Power of Hexcel during such period and provided that the Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Investor Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors prior to such issuance of Voting Securities by Hexcel. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.05(c) shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with
Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board.

         SECTION 2.06 INVESTOR DIRECTOR APPROVALS. The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Investor Directors for so long as and at any time the Investors Beneficially Own 15% or more of the Total Voting Power of Hexcel, and, if the Investors percentage Beneficial Ownership of the Total Voting Power of Hexcel is reduced below 15% by an issuance of Voting Securities by Hexcel, no such authorization, approval, or ratification shall be given by the Board without the approval of a majority of the Investor Directors (x) until 10 business days after Hexcel notifies the Investors in writing of such issuance, and (y) if the Investors shall have notified Hexcel within 10 business days after their receipt of a written notification of such issuance that the Investors, pursuant to the option granted to the Investors by Section 3.02 of this Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Investors will Beneficially Own at least 15% of the Total Voting Power of Hexcel by the end of such 90-day period, subject to Section 2.05(c), during the 90-day period following an issuance of Voting Securities by Hexcel that causes the Investors to Beneficially Own less than 15% of the Total Voting Power of Hexcel:

                  (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel (other than a Buyout Transaction) if the value of the consideration to be paid or received by Hexcel and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel and/or its stockholders in all other such transactions approved by the Board during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

                  (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; or

                  (iii) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity or equity-related securities (other than (1) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board, (2) pursuant to transactions solely among Hexcel and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by Hexcel but for the issuance of directors' or shareholders' qualifying shares), (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of this Agreement (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date of this Agreement in accordance with this Section 2.06, or (4) in connection with any mergers, consolidations, acquisitions or other business combinations involving Hexcel or any Subsidiary of Hexcel which are approved by the Board or a duly authorized committee of the Board in accordance with this Section 2.06 (if applicable)) for which the consideration received by Hexcel for such transactions during the immediately preceding 12 months exceeds $25 million.

         SECTION 2.07 BOARD OF DIRECTOR APPROVALS. Subject to Section 3.03, if applicable, for so long as there are any Investor Directors serving on the Board, the Board shall not authorize, approve or ratify any action (a "Board Action"), at a meeting of the Board, by written consent or otherwise, without the approval of a minimum of six (6) members of the Board, of which at least two
(2) of such six (6) members shall be Independent Directors, or in the event that the Board shall consist of less than six (6) members due to vacancies on the Board, the approval of all members of the Board shall be required for any Board Action.

         SECTION 2.08 SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use commercially reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

         (a) In any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, for so long as the Board includes (and will include after any such removal) Investor Directors contemplated by Section 2.02, the Investors shall be present for purposes of establishing a quorum and shall vote all their Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02, (2) in favor of any nominee or director placed by Hexcel on the slate of directors presented to stockholders for election to the Board in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities, (3) against the removal of any director designated in accordance with Section 2.02 hereof and (4) against the removal of any director placed by Hexcel on the slate of directors presented to stockholders for election to the Board and elected to the Board by the stockholders in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities. Except as provided above and in Section 3.03, the Investors shall be free to vote in their sole discretion all their Voting Securities entitled to vote on any other matter submitted to or acted upon by stockholders; provided, however, that the Investors shall vote against any amendment to Hexcel's certificate of incorporation with respect to the directors' and officers' indemnification provisions contained therein which would adversely affect the rights thereunder of the Indemnified Individuals at any time prior to such vote, except for such modifications as are required by applicable law.

         SECTION 2.09 BY-LAWS; RESTRICTIONS ON COMPANY ACTION; ANTI-TAKEOVER MEASURES. (a) Hexcel shall cause the amendment of its by-laws to reflect the provisions of Article II of this Agreement and such other matters as the parties may reasonably agree. The form of such amended by-laws is attached hereto as Exhibit A. For so long as the Investors are entitled to designate an Investor Nominee pursuant to Section 2.02, those by-laws reflecting the provisions of
Article II of this Agreement shall not thereafter be amended during the term of this Agreement except with the Investors' written consent. Hexcel and each of the Investors shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

         (b) Except with the Investors' prior written consent, Hexcel shall not cause or permit any amendment, restatement, modification or change to, or waiver of, any provision contained in any agreement (other than customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board) between a stockholder or stockholders and Hexcel that provides such stockholder or stockholders (1) governance rights, board representation rights, voting rights, transfer restrictions or any other similar rights relating to Hexcel and/or Voting Securities held by such holder or holders or (2) registration rights with respect to Voting Securities held by such holder or holders.

         (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect the Investors and each Other Holder or each director at the same time in the same manner) that would (1) materially adversely discriminate against the Investors as stockholders of Hexcel or (2) restrict the right of any Investor Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with any of the Investors or any of their Affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with any of the Investors or any of their Affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with the Investors or any of their Affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with the Investors or any of their Affiliates. In addition, Hexcel shall not enter into any agreement or instrument, nor amend the Debt Instruments or other material agreements and instruments to which it is a party in such a manner, that would (i) prohibit any Investor from acquiring the Acquisition Shares or (ii) cause an Investor's acquisition of Acquisition Shares to conflict with, or cause Hexcel to breach or violate, the terms of any such agreement or instrument. Notwithstanding the foregoing, Hexcel may adopt or implement any takeover defense measures applicable to the Investors or any of their Affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations), provided, that such takeover defense measures shall not restrict the rights of the Investors to acquire any Voting Securities pursuant to the provisions of this Agreement.

                                  ARTICLE III
                                   STANDSTILL

         SECTION 3.01 STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including Section 2.05(c), this Section 3.01, Section 3.02 or
Section 3.03) or as specifically approved by a majority of the Non-Investor Directors, including at least two Independent Directors (so long as such approval was not obtained by any of the Investors in violation of this Agreement), none of the Investors or any of their respective Affiliates shall, directly or indirectly, (i) by purchase or otherwise, Beneficially Own, acquire, agree to acquire or offer to acquire any Voting Securities or direct or indirect rights or options to acquire Voting Securities (including any voting trust certificates representing such securities) other than the Initial Shares and, subject to Section 4.01(b), the Additional Shares and the Acquisition Shares,
(ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except for proposals to purchase or acquire a non-material portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which the Investors may vote in their sole respective discretion pursuant to Section 2.08 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a Group (other than a Group consisting solely of the Investors) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement and such voting trusts or agreements which are solely between Investors or made between the Investors and the Company pursuant to this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board (in each case, other than as provided in this Agreement), (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal,
(ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

         (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any of the Investors from responding to any inquiries from any shareholders of Hexcel as to the Investors' intention with respect to the voting of any Voting Securities Beneficially Owned by such Investors so long as such response is consistent with the terms of this Agreement; (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iii) subject to Section 4.01(b), prohibit the Investors from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Investors are permitted to Beneficially Own under this Agreement; (iv) prohibit any officer, director, employee or agent of the Investors from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a Group that includes any of the Investors or is not otherwise acting on behalf of any of the Investors; or
(v) prohibit the Investors from disclosing in accordance with their respective obligations (if any) under the federal securities laws or other applicable law their desire (if any) that Hexcel become the subject of a Buyout Transaction.

         (c) Nothing in this Section 3.01 shall prohibit or restrict the Investors from (i) after the Standstill Period, proposing, participating in, supporting or causing the consummation of an Investor Buyout Transaction, subject to Section 3.03 or (ii) participating in a Third Party Offer in accordance with Section 3.03.

         (d) Notwithstanding anything to the contrary set forth in this Section 3.01, if, at any time following the consummation of a bankruptcy proceeding involving Hexcel, any Person (other than Hexcel) is permitted by law or the bankruptcy court in which the proceeding is pending to propose a plan of reorganization for Hexcel, the Investors shall be permitted to propose a plan of reorganization for Hexcel; provided, that no plan of reorganization shall be proposed by the Investors prior to the expiration or termination of the exclusivity period for Hexcel's filing of a plan of reorganization, as such exclusivity period may be extended from time to time (it being understood and agreed that the Investors shall not object to any extension of Hexcel's exclusivity period and shall not initiate or otherwise support any proceeding to terminate or shorten the length of Hexcel's exclusivity period).

         (e) Notwithstanding the foregoing and subject to Section 4.01(b), the Investors may, during the term of this Agreement, by purchase or otherwise, acquire, agree to acquire or offer to acquire the Acquisition Shares.

         SECTION 3.02 INVESTORS RIGHT TO MAINTAIN POSITION. In addition to the rights set forth in Sections 2.05(c) and 2.06 hereof, Hexcel hereby grants to the Investors the following irrevocable option:

         If, at any time after the Closing Date for so long as the Investors shall be entitled to designate one or more Investor Nominees for election to the Board and Hexcel shall issue for cash any additional Voting Securities, then Hexcel shall notify the Investors of such issuance and the price and terms thereof, and the Investors shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board. An "Amount" shall mean such number of securities that would allow the Investors to Beneficially Own the same percentage of the Total Voting Power of Hexcel as the Investors Beneficially Owned immediately prior to such issuance (other than Additional Shares).

         SECTION 3.03 THIRD PARTY OFFERS; INVESTOR BUYOUT TRANSACTIONS.

         (a) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the date that is eighteen months from the Closing Date and such Third Party Offer is approved by (x) a majority of the Board and (y) a majority of Disinterested Directors, including the approval of at least two Independent Directors, the Investors may act at their sole discretion with respect to such Third Party Offer.

         (b) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the date that is eighteen months from the Closing Date and such Third Party Offer is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, none of the Investors nor any of their respective Affiliates (other than with respect to Additional Shares) may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Voting Securities to the Person making such Third Party Offer.

         (c) In the event that Hexcel becomes the subject of a Third Party Offer or an Investor Buyout Transaction that is made after the date that is eighteen months from the Closing Date and such Third Party Offer or Investor Buyout Transaction is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, the Investors and each of their respective Affiliates (other than with respect to Additional Shares) must vote all of their Voting Securities against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Voting Securities to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and
Section 3.01.

                                   ARTICLE IV
                              TRANSFER RESTRICTIONS

         SECTION 4.01 RESTRICTIONS. (a) Other than sales, transfers, or other dispositions (v) pursuant to the Series A Certificate of Designations, (w) pursuant to the Series B Certificate of Designations, (x) from one Investor to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto (a "Permitted Transferee"),
(y) of the Additional Shares by the Persons holding such Additional Shares or
(z) of Voting Securities registered in accordance with Section 2.2(a) of the Registration Rights Agreement (only if such registration includes a registration of Voting Securities Beneficially Owned by the Goldman Investors), none of the Investors or their respective Affiliates, directly or indirectly, may sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities (including any Acquisition Shares) for a period of eighteen months after the Closing Date. During the period commencing eighteen months from the Closing Date, the Investors, directly or indirectly, may only sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act (including the volume and manner-of-sale limitations of Rule 144 regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act, (iii) in a registered public offering, (iv) in a transaction exempt from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution, (v) in a Third Party Offer if and to the extent permitted under Section 3.03 or (vi) which are Additional Shares.

         (b) Notwithstanding anything to the contrary in this Agreement, none of the Investors or their Affiliates may, directly or indirectly, acquire, sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities if such acquisition, sale, transfer or other disposition would result in a default or acceleration of amounts outstanding under the Debt Instruments, unless prior to the consummation of such acquisition, sale, transfer or other disposition, any required consents under the Debt Instruments to effect such acquisition, sale, transfer or disposition shall have been obtained.

         SECTION 4.02 LEGENDS. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by the Investors shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

         (b) Upon any transfer or proposed transfer of Beneficial Ownership by the Investors of any Voting Securities to any Person other than the Investors that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement.

         SECTION 4.03 EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

         SECTION 4.04 CONTROL OF THE INVESTORS. (a) Each of the Investors represents and warrants to Hexcel, as of the date hereof, that such Investor is controlled by, or under common control with, Berkshire Partners LLC or Greenbriar Equity Group LLC, as the case may be.

         (b) Each of the Investors separately and not jointly covenants that for so long as any Investor Beneficially Owns Voting Securities pursuant to this Agreement, such Investor shall remain controlled by or under common control with Berkshire Partners LLC or Greenbriar Equity Group LLC, as the case may be.

                                   ARTICLE V
                                   TERMINATION

         SECTION 5.01 TERM. (a) This Agreement shall automatically terminate upon the earlier of:

                  (i) the tenth anniversary of the Closing Date; or

                  (ii) the occurrence of any event in accordance with this Agreement which causes the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors to be either (x) less than 10% or (y) 90% or more.

         (b) If Hexcel is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the Investors specifying such breach or violation and requesting its cure, the Investors may terminate their respective obligations under this Agreement by written notice to Hexcel.

         (c) If any of the Investors is in breach of or violates any material obligation under this Agreement and such Investor fail to cure such breach or violation within 60 days after delivery of written notice from Hexcel specifying such breach or violation and requesting its cure, Hexcel may terminate its obligations under this Agreement by written notice to the Investors.


                                   ARTICLE VI
                                  MISCELLANEOUS

         SECTION 6.01 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (a) if to Hexcel, to:

                  Hexcel Corporation
                  2 Stamford Plaza
                  281 Tresser Boulevard
                  Stamford, Connecticut 06901
                  (T) (203) 969-0666
                  (F) (203)
                  358-3972

                  Attention: Ira J. Krakower, Esq.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  (T) (212) 735-3000
                  (F) (212) 735-2000

                  Attention: Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

         (b) if to the Investors, to:

                  Berkshire Partners LLC
                  One Boston Place
                  Suite 3300 Boston,
                  Massachusetts 02108
                  (T) (617) 227-0050
                  (F) (617) 227-6105
                  Attention: Mr. Robert J. Small

                  and:

                  Greenbriar Equity Group LLC
                  555 Theodore Fremd Avenue
                  Suite A-201
                  Rye, New York 10580
                  (T) (914) 925-9600
                  (F) (914) 925-9699

                  Attention: Mr. Joel S. Beckman

                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110
                  (T) (617) 951-7000
                  (F) (617) 951-7050

                  Attention: David C. Chapin, Esq. and Paul F. Van Houten, Esq.

         SECTION 6.02 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 6.03 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 6.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

         SECTION 6.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Purchase Agreement, the Registration Rights Agreement, the Series A Certificate of Designations and the Series B Certificate of Designations (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in
Section 2.08(b), the Indemnified Individuals, any rights or remedies hereunder.

         SECTION 6.06 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

         SECTION 6.07 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

         SECTION 6.08 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably
(i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 6.01 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         SECTION 6.09 AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against the Investors.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 6.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 6.10 VENTURE CAPITAL OPERATING COMPANY MATTERS. Each of Berkshire Fund VI and Greenbriar Fund shall have rights to substantial participation in the management of the Company solely by acting through their respective rights to each appoint a member to the Board of Directors pursuant to
Section 2.03(b) hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

BERKSHIRE FUND V,
LIMITED PARTNERSHIP

By:  Fifth Berkshire Associates LLC
  its general partner

By:  ______________________________
       Name:
       Title:

BERKSHIRE FUND VI,
LIMITED PARTNERSHIP

By:  Sixth Berkshire Associates LLC
  its general partner

By:  ______________________________
      Name:
      Title:

BERKSHIRE FUND V INVESTMENT CORP.


By:________________________________
     Name:
     Title:


BERKSHIRE FUND VI INVESTMENT CORP.


By:________________________________
     Name:
     Title:




BERKSHIRE INVESTORS LLC


By:________________________________
     Name:
     Title:


GREENBRIAR CO-INVESTMENT
PARTNERS, L.P.

By:  Greenbriar Holdings LLC
  its general partner

By:  ______________________________
        Name:  Joel Beckman
        Title:  Managing Member

GREENBRIAR EQUITY FUND, L.P.

By:  Greenbriar Equity Capital, L.P.,
  its general partner

By:  Greenbriar Holdings LLC
  its general partner

By:  ______________________________
        Name:  Joel Beckman
        Title:  Managing Member

HEXCEL CORPORATION


By:_________________________
     Name:
     Title:

                                                                     EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

                                     among

                              HEXCEL CORPORATION,

                     BERKSHIRE FUND V, LIMITED PARTNERSHIP

                    BERKSHIRE FUND VI, LIMITED PARTNERSHIP

                           BERKSHIRE INVESTORS LLC,

                   GREENBRIAR CO-INVESTMENT PARTNERS, L.P.,

                                      and

                         GREENBRIAR EQUITY FUND, L.P.

                             Dated as of [ ], 2003

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of [ ], 2003, among Hexcel Corporation, a Delaware corporation (the "Company"), Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire LLC"), Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), and Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Equity" and, together with Greenbriar Co-Investment, Berkshire V, Berkshire VI and Berkshire LLC, the "Investors").

         WHEREAS, the Investors have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of December 18, 2002, with the Company, pursuant to which, upon the terms and subject to the conditions contained therein, each has agreed to purchase shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (as such terms are defined below) from the Company;

         WHEREAS, simultaneously herewith, the Investors and the Company are executing and delivering a Stockholders Agreement (the "Stockholders Agreement") providing, among other things, for certain rights and obligations with respect to the ownership of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock acquired by the Investors pursuant to the Stock Purchase Agreement and shares of the Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; and

         WHEREAS, (i) in connection with the execution and delivery by the Investors of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby and (ii) to induce the Investors to execute and deliver the Stockholders Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the Investors with the registration rights set forth in this Agreement.

         ACCORDINGLY, the parties hereto agree as follows:

1. Certain Definitions.

         As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

         "Affiliate" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) with respect to any individual, shall also mean the spouse or child of such individual; provided, that neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended and in effect on the date hereof.

         "Common Stock" means the common stock, par value $.01 per share, of the Company and any equity securities issued or issuable in exchange for or with respect to the Common Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Common Stock Equivalents" means all options, warrants and other securities convertible into, or exchangeable or exercisable for, (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Common Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expenses" means any and all fees and expenses incurred in connection with the Company's performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any securities market on which the Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show,
(vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements (which shall not exceed $75,000 per registration) of one counsel for the selling Holder(s) (selected by the Majority Participating Holders, in the case of a registration pursuant to
Section 2.1, and selected by the underwriter, in the case of a registration pursuant to Section 2.2), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities.

         "Goldman Holders" means any of LXH L.L.C., a Delaware limited liability company ("LXH") , LXH II, L.L.C., a Delaware limited liability company ("LXH II" and, together with LXH, the "LXH Investors"), GS Capital Partners 2000, L.P., a Delaware limited partnership, GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership, GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership, GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership, and Stone Street Fund 2000, L.P., a Delaware limited partnership (collectively, the "Goldman Investors") and any Person who shall hereafter acquire and hold Goldman Registrable Securities in accordance with the terms of the Amended and Restated Governance Agreement (the "Governance Agreement"), dated [ ], 2003 among the Company and the Goldman Investors.

         "Goldman Registrable Securities" means (a) any shares of Common Stock held by the Goldman Holders on the date hereof, (b) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series A Convertible Preferred Stock held by the Goldman Holders (including, without limitation, in satisfaction of a Conversion Payment (as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations (as defined below)) or any payment of shares upon a redemption under such Certificate), (c) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series B Convertible Preferred Stock held by the Goldman Holders (including, without limitation, in satisfaction of any payment of shares upon a redemption under the Series B Convertible Preferred Stock Certificate of Designations (as defined below)), (d) any shares of Common Stock issued or issuable, directly or indirectly in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization, (e) any shares of Series A Convertible Preferred Stock held by the Goldman Holders; provided, however that the shares of Series A Convertible Preferred Stock shall not be deemed to be Goldman Registrable Securities until the date that is three years from the date hereof and (f) any shares of Common Stock acquired by the Goldman Holders from third parties after the date hereof for so long as such Goldman Holder is an Affiliate of the Company. As to any particular Goldman Registrable Securities, such securities shall cease to be Goldman Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "Goldman Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, between the Company and the Goldman Investors.

         "Holder" or "Holders" means any Person who is a signatory to this Agreement and any Person who shall hereafter acquire and hold Registrable Securities in accordance with the terms of the Stockholders Agreement.

         "Majority Participating Holders" means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to
Section 2.1 or Section 2.2 hereto.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Registrable Securities" means (a) any shares of Common Stock held by the Holders, provided that, to the extent any Holder holds solely shares of Common Stock acquired from third parties, such shares shall be Registrable Securities only for so long as such Holder is an Affiliate of the Company, (b) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series A Convertible Preferred Stock held by the Holders (including, without limitation, in satisfaction of a Conversion Payment (as such term is defined in the Series A Convertible Preferred Stock Certificate of Designations) or any payment of shares upon a redemption under such Certificate), (c) any shares of Common Stock issued or issuable, directly or indirectly, upon conversion or redemption of shares of Series B Convertible Preferred Stock held by the Holders (including, without limitation, in satisfaction of any payment of shares upon a redemption under the Series B Convertible Preferred Stock Certificate of Designations), (d) any shares of Common Stock issued or issuable, directly or indirectly in exchange for or with respect to the Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization, and (e) any shares of Series A Convertible Preferred Stock held by the Holders; provided, however that the shares of Series A Convertible Preferred Stock shall not be deemed to be Registrable Securities until the date that is three years from the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (f) and (g) of Rule 144 (notwithstanding the provisions of paragraph (k) of such Rule).

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company and any equity securities issued or issuable in exchange for or with respect to the Series A Convertible Preferred Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Series A Convertible Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series A Convertible Preferred Stock, dated [ ], 2003.

         "Series B Convertible Preferred Stock" means the Series B Convertible Preferred Stock of the Company and any equity securities issued or issuable in exchange for or with respect to the Series B Convertible Preferred Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Series B Convertible Preferred Stock Certificate of Designations" means the Certificate of Designations of the Series B Convertible Preferred Stock, dated [ ], 2003.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is quoted, listed or admitted to trading is open for the transaction of business or, if the Common Stock is not quoted, listed or admitted to trading on any national securities exchange (or the Nasdaq Stock Market), any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "Total Voting Power" means the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power held by any Person is the percentage of the Total Voting Power that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities held by such Person. In calculating such percentage, each share of Series A Convertible Preferred Stock and each share of Series B Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Series A Convertible Preferred Stock Certificate of Designations or the Series B Convertible Preferred Stock Certificate of Designations, as applicable. In calculating such percentage, the Voting Securities held by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights held by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities held by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

         "Voting Securities" means Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and any other securities of the Company or any Subsidiary (as such term is defined in the Stockholders Agreement) entitled to vote generally in the election of directors of the Company or any Subsidiary.

2. Registration Rights.

         2.1 Demand Registrations.

         (a) (i) Subject to Section 2.1(b) below, at any time after the date that is eighteen months from the date hereof, the Holders shall have the right to require the Company to file a registration statement under the Securities Act covering such aggregate number of Registrable Securities which represents 20% or greater of the Total Voting Power of the then outstanding Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof; provided, however that no shares of Common Stock issued or issuable, directly or indirectly, upon conversion of (x) shares of Series A Convertible Preferred Stock or (y) shares of Series B Convertible Preferred Stock may be included in such request prior to the date that is eighteen months from the date hereof. All such requests by any Holder pursuant to this Section 2.1(a)(i) are referred to herein as "Demand Registration Requests," and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holders making such demand for registration being referred to as the "Initiating Holders"). As promptly as practicable, but no later than ten days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

         (ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (together with the Initiating Holders, the "Participating Holders") (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holders) within 30 days after the receipt of the Demand Exercise Notice (or, 15 days if, at the request of the Initiating Holders, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

         (iii) The Company shall, as expeditiously as possible but subject to
Section 2.1(b), use its commercially reasonable efforts to (x) effect such registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, and (y) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

         (b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) to the Holders are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of 180 days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; (ii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction or event involving the Company or any of its subsidiaries (a "Valid Business Reason"), the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than three months (such period of postponement or withdrawal under this clause (ii), the "Postponement Period"); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until twelve months after the expiration of such Postponement Period;
(iii) the Company shall not be obligated to effect more than three Demand Registrations under Section 2.1(a) for the Holders, and (iv) the Company shall not be required to effect a Demand Registration unless the Registrable Securities to be included in such registration have an aggregate anticipated offering price of at least $25,000,000 (based on the then-current market price of the Registrable Securities).

         If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (ii) above, the Company shall not, during the period of postponement or withdrawal, register any equity security of the Company, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under
Section 2.1(a)(i) (whether pursuant to clause (ii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

         (c) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a)(i), (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback rights granted by the Company which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement ("Additional Piggyback Rights"); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders.

         (d) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration, provided that in each case, each such underwriter is reasonably satisfactory to the Majority Participating Holders.

         2.2 Piggyback Registrations.

         (a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a Demand Registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the holders of which have so requested the registration thereof, to be included in the registration statement with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

         (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and
(i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

         (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         2.3 Allocation of Securities Included in Registration Statement.

         (a) If any requested registration made pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the "Manager") shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the "Section 2.3(a) Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use its commercially reasonable efforts to include in such registration:

         (i) first, all Registrable Securities and Goldman Registrable Securities requested to be included in such registration by the holders thereof; provided, however, that, if the number of such Registrable Securities and Goldman Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities and Goldman Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities and Goldman Registrable Securities be included in such registration, based on the number of Registrable Securities and Goldman Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Registrable Securities and Goldman Registrable Securities owned by all holders requesting inclusion; and

         (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the
Section 2.3(a) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights ("Piggyback Shares"), based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(a) Sale Number; and

         (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number.

         If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         (b) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Company after the date hereof as a primary registration of its securities and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(b) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

         (i) first, all Common Stock that the Company proposes to register for its own account;

         (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the
Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Goldman Registrable Securities be included in such registration, based on the aggregate number of Registrable Securities and Goldman Registrable Securities then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Goldman Registrable Securities owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number;

         (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Piggyback Shares be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number.

         If, as a result of the proration provisions of this Section 2.3(b), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         (c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by holders of securities of the Company that have the right to require such registration pursuant to an agreement entered into by the Company in accordance with Section 4.7 hereof ("Additional Demand Rights") and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(c) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

         (i) first, all securities requested to be included in such registration by the holders of Additional Demand Rights ("Additional Registrable Securities"), the Holders and the Goldman Holders; provided, however, that, if the number of such Additional Registrable Securities, Registrable Securities and Goldman Registrable Securities exceeds the Section 2.3(c) Sale Number, the number of such Additional Registrable Securities, Registrable Securities and Goldman Registrable Securities (not to exceed the
Section 2.3(c) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders of Additional Registrable Securities, Registrable Securities and Goldman Registrable Securities requesting that Additional Registrable Securities, Registrable Securities or Goldman Registrable Securities, as the case may be, be included in such registration, based on the number of Additional Registrable Securities, Registrable Securities or Goldman Registrable Securities, as the case may be, then owned by each such holders requesting inclusion in relation to the number of Additional Registrable Securities, Registrable Securities or Goldman Registrable Securities, as the case may be, owned by all of such holders requesting inclusion;

         (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the
Section 2.3(c) Sale Number, any Common Stock that the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number, and

         (iii) third, to the extent that the number of securities to be included pursuant to clauses (i), and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Piggyback Shares be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(c) Sale Number.

         If, as a result of the proration provisions of this Section 2.3(c), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         (d) Notwithstanding Section 2.3(c), if at any time any registration pursuant to Section 2.2 involves an underwritten offering that was initially proposed by the Goldman Holders and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the "Section 2.3(d) Sale Number") that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

         (i) first, all Registrable Securities and Goldman Registrable Securities requested to be included in such registration by the holders thereof; provided, however, that, if the number of such Registrable Securities and Goldman Registrable Securities exceeds the Section 2.3(d) Sale Number, the number of such Registrable Securities and Goldman Registrable Securities (not to exceed the Section 2.3(d) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities and Goldman Registrable Securities be included in such registration, based on the number of Registrable Securities and Goldman Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Registrable Securities and Goldman Registrable Securities owned by all holders requesting inclusion; and

         (ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(d) is less than the
Section 2.3(d) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to the exercise of Piggyback Shares, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(d) Sale Number; and

         (iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(d) is less than the Section 2.3(d) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(d) Sale Number.

         If, as a result of the proration provisions of this Section 2.3(d), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

         2.4 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form shall be selected by the Company and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders, in the case of a registration pursuant to Section 2.1, and selected by the lead managing underwriter, in the case of a registration pursuant to Section 2.2) and the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object);

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

         (d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

         (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any:
(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause
(v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

         (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (g) (i) cause all such Registrable Securities covered by such registration statement to be listed on the New York Stock Exchange or the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");

         (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

         (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the holders of a majority of the Registrable Securities participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

         (j) use its commercially reasonable efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

         (k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (l) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

         (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

         (n) make reasonably available its employees and personnel for participation in "road shows" an other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

         (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

         (p) furnish to the Holder participating in the offering and the managing underwriter, without charge, at least one signed copy, and to each other Holder participating in the offering, without charge, at least one photocopy of a signed copy, of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (q) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

         (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

         (s) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable.

         The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information in writing regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

         Each seller of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such seller will discontinue such seller's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such seller's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

         If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require
(i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

         2.5 Registration Expenses.

         (a) The Company shall pay all Expenses (x) with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 2.4(b) and (y) with respect to any registration effected under Section 2.2.

         (b) Notwithstanding the foregoing, (x) the provisions of this Section
2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

         2.6 Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and, subject to Section 3.1 hereof, completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

         2.7 Limitations on Sale or Distribution of Other Securities. (a) Each seller of Registrable Securities agrees that, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree), and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account it will not sell any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days.

         (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

         2.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

         2.9 Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliates, consultants, representatives, successors, assigns or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

         (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this
Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c),
(e) and (f) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

         (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any such Person otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

         (f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

         (g) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3. Underwritten Offerings.

         3.1 Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Investors pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Each such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

         3.2 Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Each such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

         4. General.

         4.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Majority Participating Holders or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company's Certificate of Incorporation in order to increase the number of authorized shares of capital stock of the Company.

         4.2 Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         4.3 Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

         4.4 Amendments and Waivers. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and each of the Holders. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         4.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (i) if to the Company, to:

                 Hexcel Corporation
                 Two Stamford Plaza
                 281 Tresser Boulevard
                 16th Floor
                 Stamford, Connecticut 06901-3238
                 Telephone No.: (203) 969-0666
                 Fax No.: (203) 358-3972
                 Attention: Ira J. Krakower, Esq.
                 Senior Vice President, General Counsel and Secretary with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Four Times Square
                 New York, New York 10036
                 Telephone No.: (212) 735-3000
                 Fax No.: (212) 735-2000
                 Attention:  Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

         (ii) if to the Investors:

                 Berkshire Partners LLC One Boston Place
                 Suite 3300 Boston, Massachusetts 02108 (T)
                 (617) 227-0050 (F) (617) 227-6105
                 Attention: Mr. Robert J. Small

                 and:

                 Greenbriar Equity Group LLC
                 555 Theodore Fremd Avenue
                 Suite A-201
                 Rye, New York 10580
                 (T) (914) 925-9600
                 (F) (914) 925-9699
                 Attention: Mr. Joel S. Beckman

                 with a copy to:
                 Ropes & Gray
                 One International Place
                 Boston, Massachusetts 02110
                 Telephone No.: (617) 951-7000
                 Fax No.: (617) 971-7050
                 Attention: David Chapin, Esq. and Paul F. Van Houten, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.6 Miscellaneous.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, but in compliance with the Stockholders Agreement, such Person shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

         (b) This Agreement (with the documents referred to herein or delivered pursuant hereto), together with the Stock Purchase Agreement and the Stockholders Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

         (d) With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 4.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

         (e) WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         (h) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         (i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

         (j) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.7 No Inconsistent Agreements. Subject to the provisions of any agreement set forth on Schedule 4.7 hereof, the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of Holders of a majority of the then outstanding Registrable Securities, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, other than (i) the Goldman Registration Rights Agreement and (ii) any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. The Company further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Holders, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

HEXCEL CORPORATION

By:  ___________________
     Name:
     Title:


BERKSHIRE FUND V,
LIMITED PARTNERSHIP

By:  Fifth Berkshire Associates LLC
  its general partner

By:  __________________
     Name:
     Title:


BERKSHIRE FUND VI,
LIMITED PARTNERSHIP

By:  Sixth Berkshire Associates LLC
  its general partner

By:  __________________
     Name:
     Title:


BERKSHIRE INVESTORS LLC

By:  ___________________
       Name:
       Title:


GREENBRIAR CO-INVESTMENT PARTNERS, L.P.

By:  Greenbriar Holdings LLC
     its general partner

By:  __________________
     Name:  Joel Beckman
     Title: Managing Member


GREENBRIAR EQUITY FUND, L.P.

By:  Greenbriar Equity Capital, L.P.,
     its general partner

By:  Greenbriar Holdings LLC
     its general partner

By:  __________________
     Name:   Joel Beckman
     Title:  Managing Member

                                                                     EXHIBIT E

                    FORM OF CERTIFICATE OF AMENDMENT OF THE
                   RESTATED CERTIFICATE OF INCORPORATION OF
                              HEXCEL CORPORATION

                         ____________________________
                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware
                         ____________________________

Hexcel Corporation, a Delaware Corporation (the "Corporation") does hereby certify as follows:

FIRST: Article 4 of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

         4. CAPITALIZATION.

         The total number of shares which the Corporation is authorized to issue is 220,000,000, consisting of 20,000,000 shares of Preferred Stock, without par value (hereinafter in this Certificate of Incorporation called the "Preferred Stock"), and 200,000,000 shares of Common Stock with a par value of $0.01 per share (hereinafter in this Certificate called the "Common Stock").

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, Hexcel Corporation has caused this Certificate to be duly executed in its corporate name this ___ day of ___, 2003.

                                                    HEXCEL CORPORATION


                                                    By: ______________________
                                                        Name:
                                                        Title

                                                                     Exhibit F


                         BYLAWS OF HEXCEL CORPORATION
                            A DELAWARE CORPORATION
                     AMENDED AND RESTATED AS OF [ ] , 2003


                                    OFFICES

         1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation is hereby fixed and located at 2 Stamford Plaza, Stamford, Connecticut. The Board of Directors is hereby granted full power and authority to change the place of said principal executive office from time to time.

         2. OTHER OFFICES. The registered office of the Corporation in the State of Delaware is hereby fixed and located at 1209 Orange Street, Wilmington, Delaware, c/o The Corporation Trust Company. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware from time to time. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

                                 STOCKHOLDERS

         3. PLACE OF MEETINGS. Stockholders' meetings shall be held at such place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, designate.

         4. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such dates and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of such annual meeting. At such annual meetings directors shall be elected and such other business as may be properly brought before such meeting shall be conducted.

         Written notice of each annual meeting shall be mailed to or delivered to each stockholder of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of such annual meeting. Such notice shall specify the place, the day, and the hour of such meeting, and the matters which the Board of Directors intends to present for action by the stockholders.

         Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these Bylaws, to be properly brought before an annual meeting, all business must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by a stockholder of record who complies with the notice procedures set forth below. In addition to any other applicable requirements, for business (including the nomination of a person or persons for election to the Board of Directors) to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof, in proper form, to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or otherwise made public. To be in proper form, a stockholder's notice to the Secretary must be in writing and must set forth with respect to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by the stockholder, (d) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (e) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the proposal of such business (or the nomination of any person or persons for election to the Board of Directors) by any stockholder and any material interest of such stockholder in such business (or nomination), (f) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the proposal (or the election of a person or persons to the Board of Directors) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (g) a representation that such stockholder or a representative thereof intends to appear in person at the annual meeting to bring such business before the meeting (or nominate a person or persons for election to the Board of Directors). Any such notice relating to the nomination of a person or persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and any such business not properly brought before the meeting shall not be transacted at the meeting.

         5. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (the "GCL") designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Such notice shall also specify the general nature of the business to be transacted at the meeting, and no business shall be transacted at the special meeting except as specified in such notice (or any supplement thereto).

         6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of such meeting or by the vote of a majority of the shares present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting.

         Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as if the adjourned meeting were a new meeting.

         7. VOTING. Except as otherwise provided by applicable law, the Certificate of Incorporation, any certificate filed under Section 151(g) of the GCL or these Bylaws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to notice of and to vote at a meeting or, if no such date is fixed, the date determined in accordance with applicable law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

         8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting, the affirmative vote of a majority of the shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws.

         9. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three (3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         10. CHAIRMAN AND SECRETARY AT MEETINGS. At any meeting of stockholders, the Chairman of the Board of Directors, or in his absence, a person designated by the Board of Directors, shall preside at and act as chairman of the meeting. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         11. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector. The inspector(s) shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares present or represented by proxy at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, determine the results of any election or vote, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the chairman of the meeting, the inspectors shall make a written report of any matters determined by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

         12. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   DIRECTORS

         13. POWERS. Subject to any limitations contained in the Certificate of Incorporation, these Bylaws or the GCL as to actions to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors.

         14. CERTAIN DEFINITIONS. For purposes of these Bylaws:

         An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on [ ], 2003.

         Any person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on [ ], 2003; provided, that, except for the rights set forth in Section 3.02 of the Governance Agreement or in Section
3.02 of the Stockholders Agreement, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

         "BERKSHIRE/GREENBRIAR ADDITIONAL SHARES" means, as of any date of determination, shares of the Corporation's Common Stock the Beneficial Ownership of which may be acquired by the Berkshire/Greenbriar Investors pursuant to grants of stock options or other stock-based awards to the Berkshire/Greenbriar Directors by the Corporation pursuant to any stock option or stock incentive plan approved by the Board of Directors of the Corporation, including without limitation the Hexcel Incentive Stock Plan.

         "Berkshire/Greenbriar DIRECTORS" means Berkshire/Greenbriar Nominees who are elected or appointed to serve as members of the Board of Directors.

         "Berkshire/Greenbriar INVESTORS" means any of (i) Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), (ii) Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), (iii) Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire Investors"), (iv) Berkshire Fund V Investment Corp., a Massachusetts corporation ("Berkshire V Investment Corp.") (for so long as it Beneficially Owns Voting Securities), (v) Berkshire Fund VI Investment Corp., a Massachusetts corporation ("Berkshire VI Investment Corp.") (for so long as it Beneficially Owns Voting Securities), (vi) Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), (vii)Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Fund"), or (viii) any investment entity controlled or under common control with either of Berkshire Partners LLC or Greenbriar Equity Group, LLC; provided, however, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with the Stockholders Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Stockholders Agreement to the same extent as the Berkshire/Greenbriar Investors and shall thereafter be deemed to be an "Investor" for all purposes of the Stockholders Agreement unless such Person does not hold any Voting Securities.

         "BERKSHIRE/GREENBRIAR NOMINEES" means such Persons as are so designated by the Berkshire/Greenbriar Investors, as such designations may change from time to time, to serve as members of the Board of Directors pursuant to Sections 17 and 18.

         "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of the Corporation's assets.

         "COMMON STOCK" means the common stock of the Corporation, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to such common stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "CONVERTIBLE PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GOLDMAN ADDITIONAL SHARES" means, as of any date of determination, up to 255,381 shares of Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock), in the aggregate, (i) the Beneficial Ownership of which may be acquired inadvertently from time to time by The Goldman Sachs Group, Inc. or its Affiliates acting in connection with their activities as a broker or dealer registered under Section 15 of the Exchange Act or as an asset manager (excluding Affiliates formed for the purpose of effecting principal transactions) or (ii) the Beneficial Ownership of which may be acquired by the Goldman Investors pursuant to grants of stock options or other stock-based awards to the Goldman Directors by the Corporation pursuant to any stock option or stock incentive plan approved by the Board of Directors of the Corporation, including without limitation the Hexcel Incentive Stock Plan; provided, that if and for so long as The Goldman Sachs Group, Inc. and its Affiliates collectively Beneficially Own less than 30% of the Total Voting Power of the Corporation, the maximum number of Goldman Additional Shares shall be 400,000 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock).

         "GOLDMAN DIRECTORS" means Goldman Nominees who are elected or appointed to serve as members of the Board of Directors.

         "GOLDMAN INVESTORS" means any of (i) the LXH Investors, (ii) the Limited Partnerships, or (iii) The Goldman Sachs Group, Inc. or any direct or indirect Subsidiary of the Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions; provided, however, that any such Person specified in clause (iii) that desires to acquire Voting Securities in accordance with the Governance Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Governance Agreement to the same extent as the Goldman Investors and shall thereafter be deemed to be an "Investor" for all purposes of the Governance Agreement unless such Person does not hold any Voting Securities.

         "GOLDMAN NOMINEES" means such Persons as are so designated by the Goldman Investors, as such designations may change from time to time, to serve as members of the Board of Directors pursuant to Sections 17 and 18.

         "GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement, dated as of [ ], 2003, among LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II" and together with LXH, the "LXH Investors"), GS Capital Partners 2000 L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and, collectively with GS 2000, GS 2000 Offshore, GS 2000 Employee and GS 2000 Germany, the "Limited Partnerships"), and the Corporation.

         "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

         "GROUP" has the meaning set forth in Section 13(d) of the Exchange
Act as in effect on [      ], 2003.

         "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated through [ ], 2003 and any subsequent amendment thereto or replacement thereof approved by the Board of Directors of the Corporation.

         "INDEPENDENT DIRECTOR" means a director of the Corporation who is not an Investors' Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors or their respective Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their respective Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their respective Affiliates or associates (in each case other than the Corporation).

         "INITIAL BERKSHIRE/GREENBRIAR SHARES" means (i) the 77,875 shares of Series A Convertible Preferred Stock purchased by the Berkshire/Greenbriar Investors pursuant to the Stock Purchase Agreement, dated December 18, 2002, by and among the Corporation and the Berkshire/Greenbriar Investors (the "Berkshire/Greenbriar Purchase Agreement"), (ii) the 77,875 shares of Series B Convertible Preferred Stock purchased by the Berkshire/Greenbriar Investors pursuant to the Berkshire/Greenbriar Purchase Agreement and (iii) any shares of the Corporation's Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock or Convertible Preferred Stock, as applicable).

         "INITIAL GOLDMAN SHARES" means (i) the 47,125 shares of Series A Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Stock Purchase Agreement, dated December 18, 2002, by and among the Corporation and the Limited Partnerships (the "Goldman Purchase Agreement"),
(ii) the 47,125 shares of Series B Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Goldman Purchase Agreement and (iii) any shares of the Corporation's Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock or Convertible Preferred Stock, as applicable).

         "INVESTORS" means the Berkshire/Greenbriar Investors and the Goldman Investors.

         "INVESTORS' DIRECTORS" means Berkshire/Greenbriar Directors and Goldman Directors.

         "INVESTORS' NOMINEES" means Berkshire/Greenbriar Nominees and Goldman Nominees.

         "NON-BERKSHIRE/GREENBRIAR DIRECTOR" means a director of the Corporation who is not a Berkshire/Greenbriar Director and who (i) is not and has never been an officer, employee, partner or director of any of the Berkshire/Greenbriar Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Berkshire/Greenbriar Investors or their Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than the Corporation)

         "NON-GOLDMAN DIRECTOR" means a director of the Corporation who is not a Goldman Director and who (i) is not and has never been an officer, employee, partner or director of any of the Goldman Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Goldman Investors or their Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than the Corporation)

         "NYSE" means the New York Stock Exchange.

         "ORIGINAL GOLDMAN SHARES" means the [14,563,668] shares of Common Stock Beneficially Owned by the Goldman Investors on [ ], 2003 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock).

         "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

         "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, without par value, of the Corporation.

         "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, without par value, of the Corporation.

         "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect on [ ], 2003.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of [ ], 2003, among the Berkshire/Greenbriar Investors and the Corporation.

         "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

         "TOTAL VOTING POWER OF THE CORPORATION" means the total number of votes that may be cast in the election of directors of the Corporation if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Corporation Beneficially Owned by any Person is the percentage of the Total Voting Power of the Corporation that is represented by the total number of votes that may be cast in the election of directors of the Corporation by Voting Securities Beneficially Owned by such Person. In calculating such percentage, each share of Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Certificate of Designations of the Series A Convertible Preferred Stock or the Certificate of Designations of the Series B Convertible Preferred Stock, as applicable. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by any other Person.

         "VOTING SECURITIES" means the Common Stock, the Convertible Preferred Stock and any other securities of the Corporation or any Subsidiary of the Corporation entitled to vote generally in the election of directors of the Corporation or such Subsidiary of the Corporation.

         15. NUMBER OF DIRECTORS. (a) Except as provided in Subsection 6.1 of the Certificate of Incorporation and subject to compliance with Section 17, the authorized number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), with the exact number of directors within such range specified in subsection (b) below, or, if not so specified, with the exact number of directors within such range fixed from time to time by resolution of the Board of Directors.

         (b) It is hereby specified that this Corporation shall have ten (10) directors, one of whom shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board of Directors.

         16. ELECTION. (a) Directors shall hold office until the annual meeting next following their election and until their successors are nominated, elected and qualified pursuant to these Bylaws; subject, however, to their prior resignation, death or removal as provided by the Certificate of Incorporation, these Bylaws or applicable law.

         Subject to the Certificate of Incorporation and Subsections (b), (c),
(d) and (e) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

         (b) If at any time a member of the Board of Directors resigns (pursuant to this Section 16 or otherwise) or is removed in accordance with applicable law or these By-laws, a new member shall be designated to replace such member until the next election of directors. If, consistent with Section 17, the replacement director is to be (i) a Berkshire/Greenbriar Director, the party that designated such Berkshire/Greenbriar Director shall designate the replacement Berkshire/Greenbriar Director or (ii) a Goldman Director, the party that designated such Goldman Director shall designate the replacement Goldman Director. Except as set forth in paragraph (d) below, if consistent with Section 17, the replacement director is to be a Director other than an Investors' Director, the remaining Independent Directors shall designate the replacement director.

         (c) Subject to paragraph (d) below, if at any time (i) the number of Berkshire/Greenbriar Nominees entitled to be nominated to the Board of Directors in accordance with these Bylaws in an election of directors presented to stockholders would decrease, within 10 days thereafter the Berkshire/Greenbriar Investors shall cause a sufficient number of Berkshire/Greenbriar Directors to resign from the Board of Directors so that the number of Berkshire/Greenbriar Directors on the Board of Directors after such resignation(s) equals the number of Berkshire/Greenbriar Nominees that the Berkshire/Greenbriar Investors would have been entitled to designate had an election of directors taken place at such time. The Berkshire/Greenbriar Investors shall also cause a sufficient number of Berkshire/Greenbriar Directors to resign from any relevant committees of the Board of Directors so that such committees are comprised in the manner contemplated by Section 19 after giving effect to such resignations, or (ii) the number of Goldman Nominees entitled to be nominated to the Board of Directors in accordance with these Bylaws in an election of directors presented to stockholders would decrease, within 10 days thereafter the Goldman Investors shall cause a sufficient number of Goldman Directors to resign from the Board of Directors so that the number of Goldman Directors on the Board of Directors after such resignation(s) equals the number of Goldman Nominees that the Goldman Investors would have been entitled to designate had an election of directors taken place at such time. The Goldman Investors shall also cause a sufficient number of Goldman Directors to resign from any relevant committees of the Board of Directors so that such committees are comprised in the manner contemplated by Section 19 after giving effect to such resignations. Any vacancies created by the resignations required by this Subsection (c) shall be filled by Independent Directors.

         (d) If at any time the percentage of the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors or the Goldman Investors decreases as a result of an issuance of Voting Securities by the Corporation (other than any of the issuances described in the last sentence of this Section 16(d)), such Investors may notify the Corporation that such Investors intend to acquire a sufficient amount of additional Voting Securities necessary to maintain their then current level of Board of Directors representation within 90 days. In such event, until the end of such period (and thereafter if such Investors in fact restore their percentage of the Total Voting Power of the Corporation during such period and provided that such Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 17) the Board of Directors shall continue to have the number of Berkshire/Greenbriar Directors or Goldman Directors, as applicable, that corresponds to the percentage of the Total Voting Power of the Corporation Beneficially Owned by such Investors prior to such issuance of Voting Securities by the Corporation. Notwithstanding any provision in the Governance Agreement or the Stockholders Agreement to the contrary, the provisions of this Section 16(d) shall not apply to any issuance of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on [ ], 2003 (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) or approved by the Board of Directors or a duly authorized committee of the Board of Directors after [ ], 2003 in accordance with Section 2.06 of the Governance Agreement and with Section 2.06 of the Stockholders Agreement or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of [ ], 2003 or, subsequent to [ ], 2003, approved by the Board of Directors or a duly authorized committee of the Board of Directors.

         (e) Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the GCL designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.

         17. BOARD REPRESENTATION. (a) (i) For so long as the Berkshire/Greenbriar Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(a)(iv), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Berkshire/Greenbriar Directors and eight Non-Berkshire/Greenbriar Directors (including at least five Independent Directors); provided, however, that in the event the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors at any time is below 15% of the Total Voting Power of the Corporation, the Berkshire/Greenbriar Investors shall have no further right to nominate two Directors pursuant to this Section 17(a)(i); provided, further, that if the Berkshire/Greenbriar Investors, directly or indirectly, during the term of the Stockholders Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 66?% or more of the Total Voting Power of the Corporation represented by the Initial Berkshire/Greenbriar Shares as of [ ], 2003, to Persons who are not Berkshire/Greenbriar Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Berkshire/Greenbriar Director and nine Non-Berkshire/Greenbriar Directors (including at least six Independent Directors).

                  (ii) For so long as the Berkshire/Greenbriar Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(a)(iv), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Berkshire/Greenbriar Director and nine Non-Berkshire/Greenbriar Directors (including at least six Independent Directors); provided, however, that in the event the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors at any time is below 10% of the Total Voting Power of the Corporation, the Berkshire/Greenbriar Investors shall have no further right to nominate one Berkshire/Greenbriar Director pursuant to this Section 17(a)(ii).

                  (iii) Berkshire/Greenbriar Additional Shares shall not be included in any calculation of the Berkshire/Greenbriar Investors' Beneficial Ownership of the Total Voting Power of the Corporation under these Bylaws.

                  (iv) Notwithstanding anything in these By-Laws, the Corporation may increase the size of the Board of Directors through the appointment of one or more additional independent directors (as such term is used in the NYSE listing requirements) in order to comply with any applicable law, regulation or NYSE rule; provided, that, in the event of any such change, the Corporation will use its commercially reasonable best efforts to give the Berkshire/Greenbriar Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 17(a)(i) and 17(a)(ii). Any director appointed to the Board of Directors pursuant to the first clause of this Section 17(a)(iv) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Berkshire/Greenbriar Investors shall perform any and all actions as reasonably requested by the Corporation in order for the Board of Directors to be changed pursuant to this Section 7(a)(iv).

                  (b)(i) For so long as the Goldman Investors Beneficially Own 20% or more of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of three Goldman Directors and seven Non-Goldman Directors (including at least five Independent Directors); provided, however, that if the Goldman Investors, directly or indirectly, during the term of the Governance Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 33 ?% or more of the Total Voting Power of the Corporation represented by the aggregate number of Original Goldman Shares and Initial Goldman Shares as of [ ], 2003 to Persons that are not Goldman Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Goldman Directors and eight Non-Goldman Directors (including at least six Independent Directors)

                  (ii) For so long as the Goldman Investors Beneficially Own less than 20% but at least 15% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Goldman Directors and eight Non-Goldman Directors (including at least six Independent Directors); provided, however, that if the Goldman Investors, directly or indirectly, during the term of the Governance Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 66?% or more of the Total Voting Power of the Corporation represented by the aggregate number of Original Goldman Shares and Initial Goldman Shares as of the [ ], 2003 to Persons that are not Goldman Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Goldman Director and nine Non-Goldman Directors (including at least seven Independent Directors).

                  (iii) For so long as the Goldman Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Goldman Director and nine Non-Goldman Directors (including at least seven Independent Directors).

                  (iv) In order to determine (x) the number of Goldman Nominees to be included in any slate of directors to be presented to stockholders for election to the Board of Directors and (y) the percentage of the Total Voting Power of the Corporation Beneficially Owned by the Goldman Investors for purposes of Section 20, the Goldman Investors shall be deemed to Beneficially Own a percentage of the Total Voting Power of the Corporation that is no more than (1) 39.3% of the Total Voting Power of the Corporation less (2) the percentage of the Total Voting Power of the Corporation represented by any Voting Securities disposed of, directly or indirectly, by the Goldman Investors to Persons that are not Goldman Investors since [ ], 2003.

                  (v) The Goldman Additional Shares shall not be included in any calculation of the Goldman Investors' Beneficial Ownership of the Total Voting Power of the Corporation under these Bylaws.

                  (vi) Notwithstanding anything in these By-Laws, the Corporation may increase the size of the Board of Directors through the appointment of one or more additional independent directors (as such term is used in the NYSE listing requirements) in order to comply with any applicable law, regulation or NYSE rule; provided, that, in the event of any such change, the Corporation will use its commercially reasonable best efforts to give the Goldman Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 17(b)(i), 17(b)(ii) and 17(b)(iii). Any director appointed to the Board of Directors pursuant to the first clause of this Section 17(b)(vi) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Goldman Investors shall perform any and all actions as reasonably requested by the Corporation in order for the Board of Directors to be changed pursuant to this Section 17(b)(vi).

         18. DESIGNATION OF SLATE. Any Berkshire/Greenbriar Nominees or Goldman Nominees that are included in a slate of directors pursuant to Section 17 shall be designated by the Berkshire/Greenbriar Investors, in accordance with the Stockholders Agreement, on the one hand, or the Goldman Investors, in accordance with the Governance Agreement, on the other hand, respectively. Any Non-Berkshire/Greenbriar Director nominees and any Non-Goldman Director nominees who are to be included in any slate of directors pursuant to Section 17 shall be designated by majority vote of the then incumbent Directors who are not Investors' Directors (including the Chairman of the Board if he or she is an Independent Director). The Corporation's nominating committee, if any (or if there is no such nominating committee, the Board of Directors or any other duly authorized committee thereof) shall nominate each person so designated.

         19. COMMITTEE MEMBERSHIP. (i) So long as the Berkshire/Greenbriar Investors shall be entitled to designate two Berkshire/Greenbriar Nominees for election to the Board of Directors, the finance, compensation, nominating, audit and any other committee of the Board of Directors shall consist of at least one Berkshire/Greenbriar Director; provided, however, that if no Berkshire/Greenbriar Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board of Directors shall include a Berkshire/Greenbriar Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; provided, further, that the Corporation shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Berkshire/Greenbriar Director designated by the Berkshire/Greenbriar Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee and (ii) so long as the Goldman Investors shall be entitled to designate two or more Goldman Nominees for election to the Board of Directors, the finance, compensation, nominating, audit and any other committee of the Board of Directors shall consist of at least one Goldman Director; provided, however, that if no Goldman Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board of Directors shall include a Goldman Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; provided, further, that the Corporation shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Goldman Director designated by the Goldman Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that (i) Berkshire/Greenbriar Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board of Directors, the Berkshire/Greenbriar Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations, and
(ii) Goldman Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board of Directors, the Goldman Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations.

         20. APPROVALS. The Board of Directors shall not authorize, approve or ratify any of the following actions without the approval of (i) a majority of the Berkshire/Greenbriar Investors' Directors for so long as and at any time the Berkshire/Greenbriar Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation, and, if the Berkshire/Greenbriar Investors' percentage Beneficial Ownership of the Total Voting Power of the Corporation is reduced below 15% by an issuance of Voting Securities by the Corporation, no such authorization, approval or ratification shall be given by the Board of Directors without the approval of a majority of the Berkshire/Greenbriar Directors (x) until 10 business days after the Corporation notifies the Berkshire/Greenbriar Investors in writing of such issuance, and (y) if the Berkshire/Greenbriar Investors shall have notified the Corporation within 10 business days after their receipt of a written notification of such issuance that the Berkshire/Greenbriar Investors, pursuant to the option granted to the Berkshire/Greenbriar Investors by Section 3.02 of the Stockholders Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Berkshire/Greenbriar Investors will Beneficially Own at least 15% of the Total Voting Power of the Corporation by the end of such 90-day period subject to Section 16(d), during the 90-day period following an issuance of Voting Securities by the Corporation that causes the Berkshire/Greenbriar Investors to Beneficially Own less than 15% of the Total Voting Power of the Corporation and (ii) a majority of the Goldman Directors for so long as and at any time (subject to the provisions of Sections 17(b)(vi)) the Goldman Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation and, if the Goldman Investors' percentage Beneficial Ownership of the Total Voting Power of the Corporation is reduced below 15% by an issuance of Voting Securities by the Corporation, no such authorization, approval or ratification shall be given by the Board of Directors without the approval of a majority of the Goldman Directors (x) until 10 business days after the Corporation notifies the Goldman Investors in writing of such issuance, and (y) if the Goldman Investors shall have notified the Corporation within 10 business days after their receipt of a written notification of such issuance that the Goldman Investors, pursuant to the option granted to the Goldman Investors by Section 3.02 of the Governance Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Goldman Investors will Beneficially Own at least 15% of the Total Voting Power of the Corporation by the end of such 90-day period subject to Section 16(d), during the 90-day period following an issuance of Voting Securities by the Corporation that causes the Goldman Investors to Beneficially Own less than 15% of the Total Voting Power of the Corporation:

         (a) any merger, consolidation, acquisition or other business combination involving the Corporation or any Subsidiary of the Corporation (other than a Buyout Transaction) if the value of the consideration to be paid or received by the Corporation and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by the Corporation and/or its stockholders in all other such transactions approved by the Board of Directors during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets;

         (b) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of the Corporation or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets; or

         (c) any issuance by the Corporation or any Significant Subsidiary of the Corporation of equity or equity-related securities (other than (i) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board of Directors or a duly authorized committee of the Board of Directors, (ii) pursuant to transactions solely among the Corporation and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by the Corporation but for the issuance of directors' or shareholders' qualifying shares), (iii) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on [ ], 2003 (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock), or approved by the Board of Directors or a duly authorized committee of the Board of Directors after [ ], 2003, in accordance with Section 2.06 of the Governance Agreement and Section 2.06 of the Stockholders Agreement, or
(iv) in connection with any mergers, consolidations, acquisitions or other business combinations involving the Corporation or any Subsidiary of the Corporation which are approved by the Board of Directors or a duly authorized committee of the Board of Directors in accordance with Section 2.06 of the Governance Agreement and Section 2.06 of the Stockholders Agreement (if either is applicable)) for which the consideration received by the Corporation for such transactions during the immediately preceding 12 months exceeds $25 million.

         21. NONEXCLUSIVITY. The Goldman Investors' and the Berkshire/Greenbriar Investors' rights under Sections 14, 15, 16, 17, 18, 19, and 20 shall not be deemed exclusive of any rights related to similar matters to which the Goldman Investors and the Berkshire/Greenbriar Investors may be entitled under these Bylaws, the Certificate of Incorporation, any agreement (including the Governance Agreement and the Stockholders Agreement) or otherwise.

         22. QUORUM AND REQUIRED VOTE. Six (6) of the directors then in office, including at least two Independent Directors, shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. Subject to Section
3.03 of the Governance Agreement and Section 3.03 of the Stockholders Agreement, as applicable, for so long as there are any Goldman Directors or Berkshire/Greenbriar Investors Directors serving on the Board of Directors, the Board of Directors shall not authorize, approve or ratify any action, at a meeting of the Board of Directors, by written consent or otherwise, without the approval of a minimum of six (6) members of the Board of Directors, of which at least two (2) of such six (6) members shall be Independent Directors, or in the event that the Board of Directors shall consist of less than six (6) members due to vacancies on the Board of Directors, the approval of all members of the Board of Directors, shall be required for authorization, approval or ratification of any action.

         23. REMOVAL. Except as provided in the Certificate of Incorporation and in Section 16 hereof, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

         24. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

         25. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance at meetings of the Board of Directors and committees of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

         26. COMMITTEES. Subject to Section 19, the Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. In the absence or disqualification of any member of a committee of the Board of Directors, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to Section 19, unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member. The Board of Directors may, subject to Section 19, designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board of Directors to the extent permitted by Section 141(c) of the GCL.

         27. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS . Immediately following each annual meeting of stockholders (or at such other time and place as may be determined by the Board of Directors), the Board of Directors shall hold a regular meeting for purposes of organizing the Board of Directors, electing officers, appointing committees and transacting other business. The Board of Directors may establish by resolution the times, if any, that other regular meetings of the Board of Directors shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, whether within or without the State of Delaware, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

         28. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors.

         29. NOTICE. Regular meetings of the Board of Directors may be held without notice if the date and time of such meetings have been fixed by the Board of Directors. Special meetings shall be held upon four days' notice by mail, 24 hours notice delivered personally or by telephone, telegraph or confirmed fax or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail, telegram or fax shall be addressed to a director at his business or home address/fax number as shown upon the records of the Corporation, or at such other address/fax number as the director specifies in writing delivered to the Corporation, or if such an address/fax number is not so shown on such records and no written instructions have been received from the director, at the place at which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

         30. MEETING WITHOUT REGULAR CALL AND NOTICE. The transaction of business at any meeting of the Board of Directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

         31. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors individually or collectively consent in writing to such action. In addition, all directors (including those who are not members of a particular committee) shall receive notice of, and shall be entitled to attend, all meetings of any committee of the Board of Directors. Only those directors who are members of a particular committee shall be entitled to vote at meetings thereof.

         32. COMMITTEE MEETINGS. The principles set forth in Sections 27 through 31 of these Bylaws shall also apply to committees of the Board of Directors and to actions taken by such committees.

         33. HONORARY ADVISORS TO THE BOARD. The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board of Directors shall not be a director for any purpose or with respect to any provision of the Certificate of Incorporation, these Bylaws or of the GCL, and shall have no vote as a director. However, an Honorary Advisor to the Board of Directors may receive such compensation and expense reimbursement as the Board of Directors shall from time to time determine.

                                   OFFICERS

         34. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Treasurer, and one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. If there shall occur a vacancy in any office, in the absence of the appointment of a replacement by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, one or more additional Vice Presidents (who may be designated Executive or Senior Vice Presidents), one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. Any number of offices may be held simultaneously by the same person.

         35. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular annual meeting, the Board of Directors shall choose the officers of the Corporation. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 34 of these Bylaws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         36. RESIGNATION. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

         37. COMPENSATION. The Board of Directors shall fix the compensation of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer and the President and may fix the salaries of other employees of the Corporation including the other officers. If the Board of Directors does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.

         38. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         39. CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation. The Chief Executive Officer shall effectuate orders and resolutions of the Board of Directors and exercise such other powers and perform such other duties as the Board of Directors shall from time to time prescribe.

         40. PRESIDENT AND VICE PRESIDENTS. Unless otherwise determined by the Board of Directors, in the absence or disability of the Chief Executive Officer, the President, and in the absence or disability of the President, the Vice President (who may be designated Executive or Senior Vice President), if any, or if more than one, the Vice Presidents (who may be designated Executive or Senior Vice Presidents) in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President (who may be designated Executive or Senior Vice President) designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice Presidents (who may be designated Executive or Senior Vice Presidents) shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.

         41. SECRETARY. The Secretary (or in his absence an Assistant Secretary or, if there be no Assistant Secretaries, another person designated by the Board of Directors) shall have the following powers and duties:

         (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation's principal executive office the original or a copy of these Bylaws, as amended from time to time.

         (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

         (c) NOTICES. The Secretary shall give such notices as may be required by law or these Bylaws.

         (d) ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

         42. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation's properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors or by one or more persons authorized by the Board of Directors, taking proper vouchers for such disbursements, and when requested shall render to the Chief Executive Officer, the Board of Directors and, if applicable, the Chief Financial Officer, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or, if applicable, the Chief Financial Officer shall prescribe.

         43. OTHER OFFICERS AND AGENTS. Such other officers and agents as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    SHARES

         44. CERTIFICATES. Every stockholder shall be entitled to have a certificate or certificates certifying the number and class of shares of the capital stock of the Corporation owned by him. All such certificates shall be signed in the manner prescribed in the GCL. Any signature on such certificates may be a facsimile signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

         45. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or transfer agents and/or registrars designated by the Board of Directors. Before any new certificate is issued, the old certificate shall be surrendered for cancellation.

         46. STOCKHOLDERS OF RECORD. Only stockholders of record shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

         47. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         48. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty (60) days nor less than ten
(10) days before the date of such meeting. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and shall fix a new record date for such adjourned meeting if the adjourned meeting is to take place more than thirty (30) days from the date set for the original meeting.

         49. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and the GCL, the Board of Directors may, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                  AMENDMENTS

         50. ADOPTION OF AMENDMENTS. The Board of Directors is authorized and empowered from time to time in its discretion to make, alter, amend or repeal these Bylaws, except as such power may be restricted or limited by the GCL; provided, however, that the provisions set forth in Sections 14, 16(a)-(d), 17, 18, 19, 20 or this Section 50 shall not be amended or repealed unless the Investors shall have consented thereto in writing. Notwithstanding the foregoing (i) those provisions of Sections 14, 16(b)-(d), 17, 18, 19, 20 and the proviso in the preceding sentence of this Section 50 pertaining to the Berkshire/Greenbriar Investors shall be automatically repealed and cease to have any force or effect on the date upon which the Berkshire/Greenbriar Investors' rights under the Stockholders Agreement terminate pursuant to the terms of such agreement and (ii) those provisions of Sections 14, 16(b)-(d), 17, 18, 19, 20 and the proviso in the preceding sentence of this Section 50 pertaining to the Goldman Investors shall be automatically repealed and cease to have any force or effect on the date upon which the Goldman Investors' rights under the Governance Agreement terminate pursuant to the terms of such agreement

         51. RECORD OF AMENDMENTS. Whenever an amendment or new bylaw is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent with respect thereto was filed shall be stated in said book.

                                CORPORATE SEAL

         52. FORM OF SEAL. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Delaware".

                                 MISCELLANEOUS

         53. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable by or to the Corporation, shall be signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other person or persons as may from time to time be so authorized in accordance with a resolution of the Board of Directors.

         54. CONTRACTS, ETC.; HOW EXECUTED. Except as otherwise provided in these Bylaws, the Chief Executive Officer, the President, any Vice President (who may be designated Executive or Senior Vice President) or Treasurer, or such other officer or officers as may from time to time be so authorized in accordance with a resolution of the Board of Directors, shall have the power and authority to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation. The Board of Directors may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         55. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President (who may be designated Executive or Senior Vice President) or the Secretary or Assistant Secretary of the Corporation are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         56. INSPECTION OF BYLAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

         57. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         58. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the GCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation or other entity or organization as well as a natural person.

         59. SEVERABILITY. If any provision of these Bylaws is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Bylaws shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated thereby.